================================================================================


                                                               Execution Version

                                CREDIT AGREEMENT

                           Dated as of August 15, 2006

                                      among

                      MINERA SANTA RITA S. DE R.L. DE C.V.,

                                       and

                        ORO DE ALTAR S. DE R.L. DE C.V.,
                                as the Borrowers

                            CAPITAL GOLD CORPORATION,

                                as the Guarantor

                               STANDARD BANK PLC,

                                  as the Lender

                                       and

                               STANDARD BANK PLC,

                         as the Offshore Account Holder

================================================================================

                                TABLE OF CONTENTS

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Section                                                                                                        Page
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                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01      Defined Terms...................................................................................1
Section 1.02      Other Interpretive Provisions..................................................................25
Section 1.03      Accounting Terms...............................................................................26
Section 1.04      Rounding.......................................................................................26
Section 1.05      Intentionally Omitted..........................................................................26
Section 1.06      Currency of Coverage Ratios....................................................................26
Section 1.07      Updates of Life of Mine Plan and Financial Model...............................................27
Section 1.08      Determination of Material Adverse Effect, Etc..................................................27

                                   ARTICLE II
                       THE COMMITMENTS AND THE BORROWINGS

Section 2.01      The Loans......................................................................................27
Section 2.02      Borrowings.....................................................................................27
Section 2.03      Prepayments....................................................................................28
Section 2.04      Termination or Reduction of Commitment.........................................................29
Section 2.05      Repayment of Loans.............................................................................30
Section 2.06      Interest.......................................................................................31
Section 2.07      Fees...........................................................................................31
Section 2.08      Computation of Interest and Fees...............................................................32
Section 2.09      Evidence of Indebtedness.......................................................................32
Section 2.10      Payments Generally.............................................................................33

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01      Taxes..........................................................................................33
Section 3.02      Illegality.....................................................................................34
Section 3.03      Increased Costs; Reserves on Loans.............................................................34
Section 3.04      Compensation for Losses........................................................................35

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

Section 4.01      Conditions Precedent to Closing Date...........................................................36
Section 4.02      Conditions Precedent to Initial Borrowing......................................................39
Section 4.03      Conditions Precedent to All Borrowings.........................................................41
Section 4.04      Conditions Precedent to Physical Completion....................................................42
Section 4.05      Conditions Precedent to Economic Completion....................................................44
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                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

Section 5.01      Representations and Warranties of the Borrowers................................................45
Section 5.02      Representations of the Guarantor...............................................................54

                                   ARTICLE VI
                                    ACCOUNTS

Section 6.01      Creation of the Accounts.......................................................................56
Section 6.02      Onshore Accounts...............................................................................57
Section 6.03      Subaccounts....................................................................................57
Section 6.04      Deposits or Credits............................................................................57
Section 6.05      Transfers to and Withdrawals from Offshore Revenues and Disbursement Accounts Pre-Default......58
Section 6.06      Transfers and Withdrawals from Accounts During the Continuance of a Default....................60
Section 6.07      Transfers and Withdrawals from Offshore Operating Account......................................60
Section 6.08      Estimated Payment Certificate..................................................................61
Section 6.09      Secured Obligation Payment Notices.............................................................61
Section 6.10      Restricted Payment Notices.....................................................................61
Section 6.11      Transfers and Withdrawals from Offshore and Onshore Operating Accounts.........................61
Section 6.12      Debt Service Reserve Account...................................................................62
Section 6.13      Insurance Proceeds Account.....................................................................63
Section 6.14      Reports and Certifications.....................................................................63
Section 6.15      Books and Accounts.............................................................................63
Section 6.16      Offshore Account Holder Undertakings...........................................................63

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

Section 7.01      Affirmative Covenants..........................................................................65

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

Section 8.01      Negative Covenants.............................................................................69

                                   ARTICLE IX
                               FINANCIAL COVENANTS

Section 9.01      Borrowers' Financial Covenants.................................................................73
Section 9.02      Guarantor's Financial Covenants................................................................73
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                                       ii

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                                    ARTICLE X
                 REPORTING, NOTICE AND CALCULATION REQUIREMENTS

Section 10.01     Reporting Requirements.........................................................................74
Section 10.02     Preparation of Environmental Reports...........................................................79
Section 10.03     Calculation of Financial Ratios................................................................80
Section 10.04     Translations...................................................................................80

                                   ARTICLE XI
                                    INSURANCE

Section 11.01     Required Insurance  ...........................................................................80
Section 11.02     Application of Insurance Proceeds..............................................................80

                                   ARTICLE XII
                             [INTENTIONALLY OMITTED]

                                  ARTICLE XIII
                         EVENTS OF DEFAULT AND REMEDIES

Section 13.01     Events of Default..............................................................................81
Section 13.02     Remedies upon Default..........................................................................83
Section 13.03     Right of Setoff................................................................................84

                                   ARTICLE XIV
                             [INTENTIONALLY OMITTED]

                                   ARTICLE XV
                                  MISCELLANEOUS

Section 15.01     Amendments, Etc................................................................................84
Section 15.02     Notices and Other Communications; Facsimile Copies.............................................84
Section 15.03     No Waiver; Cumulative Remedies.................................................................85
Section 15.04     Expenses; Indemnity; Damage Waiver.............................................................85
Section 15.05     Payments Set Aside.............................................................................86
Section 15.06     Successors and Assigns.........................................................................86
Section 15.07     Treatment of Certain Information; Confidentiality..............................................88
Section 15.08     Right of Setoff................................................................................89
Section 15.09     Counterparts; Effectiveness....................................................................89
Section 15.10     Survival.......................................................................................89
Section 15.11     Severability...................................................................................90
Section 15.12     Consultants....................................................................................90
Section 15.13     Benefits of Agreement..........................................................................91
Section 15.14     Judgment Currency..............................................................................91
Section 15.15     Language; Spanish Translation..................................................................91
Section 15.16     USA PATRIOT Act Notice.........................................................................92
Section 15.17     Governing Law; Jurisdiction; Etc...............................................................92
Section 15.18     WAIVER OF JURY TRIAL...........................................................................93
Section 15.19     Joint and Several Liability....................................................................93
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                                      iii

SCHEDULES

     Schedule 1.01(a)    Mining Concessions
     Schedule 1.01(b)    Liens of Record
     Schedule 4.05(a)    Economic Completion Tests and Conditions
     Schedule 5.01(c)    Project Approvals
     Schedule 5.01(e)    Agreement Approvals
     Schedule 5.01(n)    Affiliate Contracts
     Schedule 5.01(q)    Environmental Conditions
     Schedule 5.01(v)    Borrower Indebtedness
     Schedule 5.01(cc)   Existing Insurance
     Schedule 11.01      Required Insurance
     Schedule 15.02      Notice Information

                  EXHIBITS

     Exhibit A                [Intentionally Omitted]
     Exhibit B                Form of Guaranty
     Exhibit C                Form of Compliance Certificate
     Exhibit D                Form of Warrant Agreement
     Exhibit E                [Intentionally Omitted]
     Exhibit F                Form of Estimated Payment Certificate
     Exhibit G                [Intentionally Omitted]
     Exhibit H                Form of Loan Notice
     Exhibit I                Form of Note
     Exhibit J-1              Form of Legal Opinion of Davis Graham & Stubbs
                              LLP, counsel to the Loan Parties
     Exhibit J-2              Form of Legal Opinion of Lizarraga, Robles,
                              Tapia y Cabrera S.C., special Mexican counsel
                              to the Loan Parties
     Exhibit K-1              Form of Mortgage
     Exhibit K-2              Form of Equity Pledge Agreements
     Exhibit K-3              Form of Movable Assets Pledges
     Exhibit K-4              Form of Account Pledge Agreement
     Exhibit L                [Intentionally Omitted]
     Exhibit M                Form of IE Construction Report
     Exhibit N-1              Form of Independent Engineer Physical
                              Completion Certificate

     Exhibit N-2              Form of Borrower Physical Completion Certificate
     Exhibit O-1              Form of Independent Engineer Economic

                              Completion Certificate

     Exhibit O-2              Form of Borrower Economic Completion Certificate

                                CREDIT AGREEMENT

This CREDIT AGREEMENT ("Agreement") is entered into as of August 15, 2006, among MINERA SANTA RITA S. DE R.L. DE C.V., a Mexican company ("MSR"), ORO DE ALTAR S. DE R.L. DE C.V., a Mexican company ("Oro de Altar" and together with MSR, the "Borrowers" and each individually, a "Borrower"), CAPITAL GOLD CORPORATION, a Delaware corporation (the "Guarantor"), STANDARD BANK PLC, a bank organized under the laws of England and Wales (the "Lender") and STANDARD BANK PLC, a bank organized under the laws of England and Wales ("Offshore Account Holder") not in its individual capacity except as expressly set forth herein but solely in its capacity as Offshore Account Holder.

                             PRELIMINARY STATEMENTS

The Borrowers have undertaken to design, construct, finance, furnish, install, test, commission, own, operate and maintain a gold mine (the "Mine") to enable the production of Gold, located in the State of Sonora, Mexico (collectively, the "Project").

In order to finance the Project, the Borrowers have requested that the Lender
(a) establish a senior secured non-revolving term credit facility (the "Loan Facility") in the aggregate amount of U.S.$12,500,000 in favor of the Borrowers, and (b) enter into certain hedging arrangements with the Borrowers in order to limit the Borrowers' exposure to price fluctuations in respect of Gold and interest rate fluctuations. The Lender has indicated its willingness to provide such financing and enter into such hedging arrangements, respectively, on the terms and conditions of this Agreement and the other Loan Documents. In order to guaranty the payment and performance of the Secured Obligations, the Guarantor has agreed to issue and deliver its Guaranty to the Lender.

Each of the Loan Parties has authorized the execution and delivery of each document to which it is a party or is to be a party, including, as the case may be, this Agreement, the Guaranty and the Collateral Documents to undertake specified obligations to induce the Lender to provide the Loan Facility and to enter into the Secured Hedge Agreements.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.01 Defined Terms.

      (a) As used in this Agreement, the following terms shall have the meanings set forth below:

      "Abandonment" means a period of forty-five (45) consecutive days during which there has been no or substantially no construction or operation and maintenance activities of the Mine, other than by reason of the occurrence and continuance of an Event of Force Majeure.

      "Account Direction" has the meaning specified in Section 6.16(e).

      "Account Pledge Agreement" has the meaning specified in Section 4.02(a)(vii).

      "Accounts" means, collectively, the Onshore Operating Account and the Offshore Accounts; each, individually, an "Account".

      "Act" has the meaning specified in Section 15.16.

      "Additional Project Agreement" means each contract, agreement or other arrangement entered into by, or on behalf of, either of the Borrowers after the date hereof, involving aggregate consideration payable to or by such Borrower of U.S.$250,000 or more in any year or otherwise material to the development, construction, operation or maintenance of the Mine but excluding any Secured Hedge Agreement.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Affiliate Contracts" has the meaning specified in Section 5.01(n).

      "Agreement" has the meaning specified in the introductory paragraph hereto.

      "Agreement Approvals" has the meaning specified in Section 5.01(e)(i).

      "Anglo NSR Payments" means the net smelter return royalty payable to AngloGold pursuant to the Stock Purchase Agreement.

      "Annual Period" means in the case of any determination of the Projected Debt Service Coverage Ratio, the period consisting of four (4) consecutive Quarterly Periods including the Quarterly Period in which such determination is made and each of the next succeeding three (3) Quarterly Periods; provided that for any Calculation Date on which less than three (3) succeeding Quarterly Periods remain, "Annual Period" shall mean the period consisting of the Quarterly Period in which such Calculation Date occurs and each remaining Quarterly Period (if any).

      "Applicable GAAP" means, with respect to (a) any Person (other than the Borrowers, the Guarantor and any Person incorporated, formed or organized in the United States), GAAP as in effect from time to time in the jurisdiction in which such Person is incorporated, consistently applied, (b) the Borrowers, Mexican GAAP and (c) any Person incorporated, formed or organized in the United States, U.S. GAAP.

      "Applicable Laws" means, with respect to any Person or the Project, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, applicable to such Person or the Project.

      "Applicable Margin" means 4.00% per annum.

      "Approved Bank" means (a) any commercial bank of recognized standing having capital and surplus in excess of $200,000,000, (b) any bank whose short-term commercial paper rating from Standard & Poor's is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof or
(c) any other bank approved in writing by the Lender.

      "Approved Project Costs" means as of any date of determination, any Project Cost to the extent the total expenditures on Project Costs as of such date of determination are no greater than 105% of the aggregate total budgeted amount of Project Costs set forth in the Construction Budget for such date of determination.

      "Assignment and Transfer" means an assignment and transfer agreement assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 15.06(d).

      "Availability Period" means the period from and including the Initial Funding Date to the earliest to occur of (a) the Economic Completion Date, (b) the Scheduled Economic Completion Date, and (c) the date of termination of the Commitments in full pursuant to Section 13.02(a).

      "Average Currency Equivalent" means with respect to any amount denominated in Pesos, as of any date of determination, the equivalent in Dollars of such amount of Pesos determined at the average of the exchange rates published by the Banco de Mexico in the Diario Oficial de la Federacion (Official Gazette of the Federation) for the spot purchase in the Mexican foreign exchange market for Dollars with such amount of Pesos on each of the thirty (30) days preceding such date of determination.

      "Borrower" and "Borrowers" have the meanings specified in the introductory paragraph hereto.

      "Borrowing" means a borrowing consisting of Loans having the same Interest Period made by the Lender pursuant to Section 2.01.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York, United States of America, London, England or Mexico City, Mexico and, if such day relates to any Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Business Interruption Insurance Proceeds" means any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to the partial or complete interruption of the operation of the Mine.

      "Calculation Date" means the last Business Day of each March, June, September and December, commencing with the first such day after Economic Completion.

      "Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

      "Capitalized Leases" means all leases that have been or should be, in accordance with Applicable GAAP, recorded as capitalized leases.

      "Cash Equivalents" means (i) marketable securities (A) issued or directly and unconditionally guaranteed by the United States of America or (B) issued by any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States, in each case having maturities of not more than twelve months from the date of acquisition,
(ii) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of an Approved Bank, in each case with maturities of not more than 364 days from the date of acquisition,
(iii) commercial paper rated A-1 (or the equivalent thereof) or better by Standard & Poor's or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) marketable direct obligations of any state of the United States or any political subdivision thereof in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's for which the payment of the principal, interest and redemption price shall have been arranged by irrevocably deposited government obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (v) auction preferred stock rated in the highest short-term credit rating category by Standard & Poor's or Moody's and (vi) shares of money market mutual funds or similar funds that invest exclusively in assets satisfying the requirements of clauses (i) through (v) of this definition and that have net assets of not less than $500,000,000 and the highest rating obtainable from either S&P or Moody's.

      "Cash Flow Available for Debt Service" means, for any period, the amount of Project Revenues actually received or projected to be received for such period by the Borrowers minus the sum of the amount of Operating Costs and Taxes imposed on or measured by income or receipts actually paid or projected to be paid, or accrued with respect to the Subordinated Royalty Payments, by the Borrowers during such period, with any projections to be calculated using the Financial Model.

      "Cash Trap Subaccount" has the meaning specified in Section 6.01(a)(i).

      "Casualty Event" means an event that causes any portion of the Mine or any other property of the Borrowers intended to be incorporated therein to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 15.01.

      "Collateral" means all of the property (whether tangible or intangible) and assets of the Loan Parties that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Lender.

      "Collateral Documents" means, collectively, the Equity Pledge Agreements, the Mexican Collateral Documents, and any other similar agreements, instruments or documents delivered to the Lender pursuant to the terms of this Agreement or any other Loan Document that creates or purports to create a Lien in favor of the Lender.

      "Commitment" means the Lender's obligation to make Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed $12,500,000, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Constituent Documents" means (a) with respect to each of the Borrowers, the acta constitutiva of such Borrower, the estatutos sociales of such Borrower and any certificate of designation or instrument relating to the rights of preferred shareholders or other holders of Equity Interests in such Borrower and any shareholder rights agreement or other similar agreement relating to such Borrower, as the case may be, duly registered before the corresponding public registry of commerce of the jurisdiction where such Borrower is domiciled, and
(b) with respect to any other Person, (i) to the extent such other Person is a corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (ii) to the extent such other Person is a limited liability company, the certificate of formation or articles of formation or organization and operating agreement, and (iii) to the extent such other Person is a partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such Person.

      "Construction Budget" means the budget of the Borrowers for the development and construction of the Mine in accordance with the Life of Mine Plan through Economic Completion, detailing the Borrowers' quantitative monthly projections for Project Costs on an individual line item basis and the sources and uses of funds, projected timetable sequencing, critical path schedule and milestones applicable to the development and construction of the mine and supporting qualitative information, as updated and revised from time to time.

      "Construction Contractor" means M3 Mexicana, S. de R.L. de C.V.

      "Construction Contract" means the Agreement for Engineering, Procurement, Construction and Construction Management Services dated June 1, 2006 between MSR and the Construction Contractor.

      "Construction Progress Report" has the meaning specified in Section 10.01(a).

      "Consultant" means any of the Independent Engineer, the Insurance Consultant or any Replacement Consultant.

      "Contest" means, with respect to any matter or claim involving any Person, that such Person is contesting such matter or claim in good faith and by appropriate proceedings timely instituted; provided that the following conditions are satisfied: (a) such Person has posted a bond or other security acceptable to the Lender or has established adequate reserves with respect to the contested items in accordance with Applicable GAAP; (b) during the period of such contest, the enforcement of any contested item is effectively stayed; (c) neither such Person nor any of its officers, directors or employees nor the Lender or its respective officers, directors or employees is, or could reasonably be expected to become, subject to any criminal liability or sanction in connection with such contested items; and (d) such contest and any resultant failure to pay or discharge the claimed or assessed amount does not, and could not reasonably be expected to involve a risk of the sale, forfeiture or loss of, or the creation, existence or imposition of any Lien on, any of the Collateral, that would have a Material Adverse Effect.

      "Continuance" or "Continuing" means with respect to a Prospective Event of Default or an Event of Default, that the event or condition that constitutes such Prospective Event of Default or Event of Default has occurred and is continuing and that such Prospective Event of Default or Event of Default that has occurred or would, with the giving of notice or passage of time, or both, occur, has not been remedied or waived.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Debt Service" means, for any period, the sum of any payments due in respect of the Secured Obligations payable by the Borrowers during such period.

      "Debt Service Coverage Ratio" means, on any Calculation Date, the ratio of
(a) Cash Flow Available for Debt Service actually received by the Borrowers during the Quarterly Period ending immediately prior to such Calculation Date to
(b) Debt Service actually paid by the Borrowers during such Quarterly Period.

      "Debt Service Reserve Account" has the meaning specified in Section 6.01(a)(ii).

      "Debt Service Reserve Deficiency" means, on any day after the Economic Completion Date, the amount, if any, by which the balance of the Debt Service Reserve Account is less than the Debt Service Reserve Requirement for such day.

      "Debt Service Reserve Requirement" means, as of the Economic Completion Date, U.S.$900,000 and thereafter, U.S.$1,800,000.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Law of Canada, the Ley de Concursos Mercantiles of Mexico and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada, Mexico, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default Rate" means an interest rate equal to 2.0% per annum plus the LIBO Rate plus the Applicable Margin.

      "Discount Rate" means, as of any date of determination, five percent (5%) per annum or such other percentage agreed to by the Lender.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" or "U.S.$" means lawful currency of the United States.

      "Economic Completion" has the meaning specified in Section 4.05(a).

      "Economic Completion Date" means the day on which Economic Completion occurs.

      "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $500,000,000.00 or any commercial finance or asset based lending affiliate of any such commercial bank; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, having a net worth of at least $250,000,000.00 calculated in accordance with GAAP; and
(iii) any Affiliate of the Lender.

      "Environmental Laws" means any federal, state, local or foreign statutes, laws, ordinances, rules, regulations, codes, orders, writs, judgments, injunctions, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those relating to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Environmental Management Plan" means the Environmental Management Plan for the Project dated March 2006 prepared for the Borrowers by Alan Czarnowsky, as amended, modified and changed from time to time, which has been reviewed and approved by the Independent Engineer.

      "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "Equity Pledge Agreements" has the meaning specified in Section
4.02(a)(v).

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with either of the Borrowers within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986 (and Sections 414(m) and (o) of the Internal Revenue Code of 1986 for purposes of provisions relating to Section 412 of the Internal Revenue Code of 1986).

      "ERISA Plan" means any "Employee Benefit Plan" as such term is defined in
Section 3(3) of ERISA or any "multiemployer plan" as such term is defined in
Section 4001(a)(3) of ERISA that is, or within the preceding five (5) years has been, established or maintained, or to which contributions are, or within the preceding five (5) years have been, made or required to be made, by either of the Borrowers or with respect to which either of the Borrowers may have any liability.

      "Estimated Payment Certificate" means a certificate delivered by the Borrowers in accordance with Section 6.08 in substantially the form of Exhibit F, which shall contain (a) prior to Economic Completion, the total amount of Approved Project Costs, broken down by relevant category, expected to be due and payable in the forty-five (45) day period following the relevant Funds Transfer Date, approved by the Independent Engineer in accordance with Section 6.08, and
(b) on and after the Economic Completion Date, the total amount of Operating Costs, broken down by relevant category, expected to be due and payable in the forty-five (45) day period following the relevant Funds Transfer Date.

      "Event of Default" has the meaning specified in Section 13.01.

      "Event of Force Majeure" means (a) any event, whether similar to the following or not, which is not within the reasonable control of the Borrowers, is not the result of any act or omission of the Borrowers, cannot be cured, remedied, avoided, offset or otherwise overcome by the prompt exercise of commercially reasonable efforts by the Borrowers or any Person under their control and which makes continued construction, development or production commercially impracticable or has a material adverse effect on the ability of the Borrowers to construct, develop or operate the Project in all material respects in accordance with the Life of Mine Plan, and shall include, subject to the foregoing, an act of God, labor dispute and industrial action of any kind (including a strike, interruption, slowdown and other similar action on the part of employees or organized labor), a lockout, act of the public enemy, war (declared or undeclared), civil war, sabotage, blockade, revolution, riot, insurrection, civil disturbance, terrorism, epidemic, cyclone, hurricane, tidal wave, landslide, lightning, earthquake, flood, fire, or other unusually severe adverse weather conditions, expropriation, nationalization, act of eminent domain, laws, rules, regulations or order of any Governmental Authority, actions of non-governmental or similar organizations or of native or aboriginal groups, explosion, breakage or accident to machinery or equipment or power transmission lines or railroad tracks or ports or other facility, embargo, inability to obtain or delay in obtaining permits, licenses, approvals, resolutions or similar governmental actions or extensions thereto or renewals thereof, or equipment, materials, supplies or transport and (b) in the case of any Material Project Agreement or any Material Project Party, an event of force majeure or uncontrollable force or other similar term as such term is defined or used in such agreement or herein.

      "Excess Cash Flow" means, for any period (without duplication) the excess of Cash Flow Available for Debt Service (based on amounts actually received and paid for such period) less the amount of Debt Service paid by the Borrowers during such period less any amounts transferred to the Debt Service Reserve Account pursuant to priority sixth of Section 6.05 and pursuant to Section 6.06 during such period.

      "Excess Cash Flow Payment Date" means the tenth (10th) Business Day following each Calculation Date, beginning with the first such date following the Economic Completion Date.

      "Excluded Taxes" means, with respect to the Lender, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrowers are located; and (c) any withholding tax that is attributable to the Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that the Lender was entitled, at the time of designation of a new lending office, to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

      "Expropriatory Event" means any action, series of actions, omissions or series of omissions by any Governmental Authority (a) to appropriate, confiscate, condemn, expropriate, nationalize, seize or otherwise take all or a substantial portion of the Mine or the property or assets of the Borrowers or of any Equity Interests in the Borrowers, (b) to assume custody or control of the property or other assets or business operations of the Borrowers or any Equity Interests in the Borrowers, (c) that results in the dissolution or disestablishment of either of the Borrowers, (d) that prevents the Borrowers from carrying on the business or operations of the Mine or a substantial portion thereof substantially in accordance with the Life of Mine Plan, or (e) that deprives or impairs the exercise by the Lender of any material right granted under or by the Collateral Documents or otherwise in respect of the Collateral.

      "Federal Book Entry Regulations" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bills, notes and bonds and Subpart D ("Additional Provisions") of 31 C.F.R. Part 357, 31 C.F.R. ss. 357.2, ss. 357.10 through ss. 357.15 and ss. 357.40 through ss. 357.45 and
(b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

      "Financial Model" means the pro forma financial statements and projections of revenue and expenses and cash flows with respect to the Project and the Borrowers for each of the computation calendar years 2006 through 2012, consistent with the Life of Mine Plan, and including projections with respect to projected compliance with the financial covenants set forth in Article IX, in form and substance reasonably satisfactory to the Lender, as amended or modified from time to time in accordance with Section 1.07 or pursuant to any updated Financial Model delivered and approved in accordance with Section 10.01(c) from time to time.

      "Foreign Government Scheme or Arrangement" has the meaning specified in
Section 5.01(t)(ii).

      "Foreign Plan" has the meaning specified in Section 5.01(t)(ii).

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Funds Transfer Date" means the first Business Day of each calendar month.

      "GAAP" means, with respect to any jurisdiction, generally accepted accounting principles as may be adopted or endorsed by a significant segment of the accounting profession in the relevant jurisdiction, that are applicable to the circumstances as of any date of determination consistently applied.

      "Gold" means gold of a purity of at least 0.995 fine in a form readily tradable with members of the London Bullion Market Association.

      "Gold Hedge Agreements" means those certain Hedge Agreements entered into by and between Guarantor and the Lender prior to the date hereof, including any novation thereof to MSR.

      "Governmental Authority" means the government of Mexico, the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantor" has the meaning specified in the first paragraph of this Agreement.

      "Guarantor Shares" has the meaning specified in Section 2.07(c).

      "Guarantor Warrants" has the meaning specified in Section 2.07(d).

      "Guaranty" means the Guaranty made by the Guarantor in favor of the Lender, substantially in the form of Exhibit B.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including sodium cyanide, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedge Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "IE Construction Report means a report from the Independent Engineer substantially in the form of Exhibit M hereto which shall be due to the Lender no later than twenty-five (25) days after the end of each month prior to Physical Completion, which shall certify (a) that the information relating to the construction of the Mine contained in the most recently delivered Construction Progress Report is true and complete in all material respects, (b) that there have been no events, conditions or changes that have occurred since the delivery of the last IE Construction Report that the Independent Engineer believes could reasonably be expected to (i) have a Material Adverse Effect,
(ii) cause Physical Completion to occur later than the Scheduled Physical Completion Date or (iii) cause Economic Completion to occur later than the Scheduled Economic Completion Date, (c) that payments have been made to the Construction Contractor substantially in accordance with the Construction Contract and (d) such other matters or conditions as reasonably requested by the Lender.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with Applicable GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Hedge Agreement;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than sixty 60 days after the date on which each such trade payable or account payable was created or those subject to Contest, as long as the failure of such Contest could not reasonably be expected to result in a Material Adverse Effect);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) all obligations of such Person under Capitalized Leases or synthetic leases;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

            For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 15.04(b).

      "Independent Engineer" means SRK Consulting or any other engineering consultant firm selected by the Lender which is reasonably acceptable to the Borrowers (provided that such condition shall not apply during the Continuance of a Prospective Event of Default or Event of Default) to advise the Lender in connection with the Project from time to time.

      "Information" has the meaning specified in Section 15.07.

      "Initial Funding Date" means the date on which the conditions precedent set forth in Sections 4.02 and 4.03 are satisfied and initial disbursement of the Loans shall occur.

      "Insolvency Proceeding," with respect to any Person, means (a) entry by any competent Governmental Authority of any jurisdiction or a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Debtor Relief Law or (ii) an involuntary or contested decree or order adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking suspension of payment, reorganization, concurso mercantil, arrangement, adjustment or composition of or in respect of such Person under any applicable Debtor Relief Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, sindico, visitador, conciliador, or other similar official of such Person or of any substantial part of the property of such Person, or ordering the dissolution, winding up or liquidation of the affairs of such Person and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or (b) commencement by such Person of a voluntary case or proceeding under any applicable Debtor Relief Law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Debtor Relief Law or to the commencement of any bankruptcy, concurso mercantil or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable Debtor Relief Law; or consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, sindico, visitador, conciliador, or other similar official of such Person or of any substantial part of the property of such Person, or the making by such Person of an assignment for the benefit of creditors, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

      "Insurance Consultant" means Moore-McNeil, LLC or any other insurance consultant firm selected by the Lender to advise the Lender in connection with insurance matters relating to the Project from time to time.

      "Insurance Proceeds" means any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event other than Business Interruption Insurance Proceeds.

      "Insurance Proceeds Account" has the meaning set forth in Section 6.01(a)(iii).

      "Interest Payment Date" means the last day of each Interest Period applicable to any Loan.

      "Interest Period" means for each Loan comprising part of the same Borrowing, the period from the date on which such Loan (or portion thereof) was most recently continued or, if not previously continued, on which such Loan was made, to (and including) a date selected by Borrowers in accordance with this definition and Article 2 hereof. The duration of each Interest Period for any Loan shall be 1, 2, 3 or 6 months (or such other period acceptable to Borrowers and Lender), in each case as Borrowers may select in accordance with the terms of Section 2.02; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period may commence before and end after any Principal Repayment Date unless, after giving effect thereto, the aggregate outstanding principal amount of Loans which end after such Principal Repayment Date shall be less than or equal to the aggregate principal amount of Loans scheduled to be outstanding after giving effect to the payments required to be made on such Principal Repayment Date.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

      "Investment Company Act" means the United States Investment Company Act of 1940.

      "Judgment Currency" has the meaning specified in Section 15.14(a).

      "Judgment Currency Conversion Date" has the meaning specified in Section 15.14(a).

      "Lender" has the meaning set forth in the first paragraph of this Agreement.

      "LIBO Rate" means, for any Interest Period:

            (a) the rate per annum (rounded upwards to the nearest four decimal places) which is the offered rate at or about 11:00 a.m. London time on the relevant Rate Fixing Day for dollar deposits for a period equal to the relevant period which appears on the display designated as the British Bankers' Association Interest Settlement Rate as quoted on the Reuters' Screen page no. LIBOR01 (or such other page for the purpose of so displaying the British Bankers' Association Interest Settlement Rate for London interbank offered rates) and, in the absence of any such replacement page, such other page or any other quoting service as the Lender and the Borrowers may agree; or

            (b) if no such interest rate (or such replacement) is available, the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16%) of the rates per annum (as quoted to the Lender at its request) at which the principal London office of the Lender, or such other bank as may be agreed by the Borrowers and the Lender from time to time, was offering Dollar deposits in an amount comparable to the amount of the Loan being made or overdue amount, as the case may be, to leading banks in the London interbank market for a period equal to the relevant period at or about 11:00 a.m. on the applicable Rate Fixing Day (for the purposes of this definition, "relevant period" means the period in respect of which the LIBO Rate fails to be determined on that day in relation to the Loan or overdue amount).

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority, fideicomiso or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Life of Mine Plan" means the plan for the development and operation of the Project, as described in (i) the El Chanate Gold Mine Feasibility Study dated October 14, 2005, which was prepared by M3 Engineering & Technology Corp. and (ii) the Technical Report, El Chanate Project dated November 2005, which was prepared by SRK Consulting in compliance with Canadian Securities Administration National Instrument 43-101; together with the then-current Operating Budget and, prior to Physical Completion, the Construction Budget, as the foregoing documents, and such Life of Mine Plan for the Project, may be amended, modified and revised from time to time in accordance with this Agreement.

      "Liquidity" means the sum of the Guarantor's cash and Cash Equivalents (in each case, which are not subject to a Lien, other than a Permitted Lien).

      "Loan" has the meaning specified in Section 2.01.

      "Loan Documents" means, collectively, (a) this Agreement, (b) the Notes,
(c) the Guaranty, (d) the Collateral Documents, (e) the Secured Hedge Agreements, and (f) any ancillary documents, including any fee letters with the Lender and all certificates delivered under or in connection with the documents referred to in clauses (a) through (e).

      "Loan Facility" has the meaning specified in the preliminary statements to this Agreement.

      "Loan Life Coverage Ratio" means, as of any date of determination, the ratio of (a) Net Present Value of Future Cash Flow for the period commencing with such date of determination and ending on the Maturity Date to (b) the Outstanding Amount on such date of determination.

      "Loan Notice" means a notice of a Borrowing, pursuant to Section 2.02(a), substantially in the form of Exhibit H.

      "Loan Parties" means, collectively, the Borrowers and the Guarantor.

      "Master Agreement" has the meaning set forth in the definition of "Hedge Agreement".

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of any of the Loan Parties; (b) a material impairment of the rights and remedies of the Lender under any Loan Document, or of the ability of any Loan Party or Material Project Party to perform its obligations under any Transaction Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party or Material Project Party of any Transaction Document to which it is a party.

      "Material Project Agreement" means each Project Agreement and each Additional Project Agreement.

      "Material Project Party" means each Person (other than the Borrowers) party to a Material Project Agreement from time to time.

      "Maturity Date" means the fourteenth Principal Repayment Date.

      "Mexican Collateral Document" means each of the Equity Pledge Agreements and the Mortgage.

      "Mexican GAAP" means GAAP as in effect in Mexico.

      "Mexican Income Tax Law" means the Ley del Impuesto Sobre la Renta of Mexico.

      "Mexico" means the United Mexican States.

      "Mine" has the meaning specified in the preliminary statements to this Agreement.

      "Minimum Reserve Tail" means, on any date of determination, the ratio of
(a) Mining Reserves projected to exist on the Maturity Date as defined in the most recent approved Life of Mine Plan to (b) the total Mining Reserves in effect on the Closing Date.

      "Mining Concession" means each of the titulos de concesion listed on
Schedule 1.01(a).

      "Mining Contract" means that Mining Contract between MSR and the Mining Contractor dated November 24, 2005.

      "Mining Contractor" means Sinergia Obras Civiles y Mineras S.A. de C.V., and its successors.

      "Mining Services Contract" means that certain Mining Contract, dated [ ] between MSR and Caborca Industrial, S.A. de C.V.

      "Mining Reserves" means for any date, the proven and probable number of Ounces of Gold which remain to be recovered from, and produced at, the Mine as of such date.

      "Mortgage" has the meaning specified in Section 4.02(a)(iv).

      "Movable Assets Pledges" has the meaning specified in Section 4.01(a)(vi).

      "MSR" has the meaning specified in the preliminary statements to this Agreement.

      "Net Present Value of Future Cash Flow" means, on any date of determination and for any period, the net present value of all Cash Flow Available for Debt Service projected to be available to the Borrowers for such period calculated as of such date of determination using the Financial Model as then in effect and the then-applicable Discount Rate.

      "Note" means a promissory note issued by the Borrowers payable to the order of the Lender, in substantially the form of Exhibit I hereto, evidencing the aggregate indebtedness of the Borrowers to the Lender resulting from Loans made by the Lender.

      "NPI Acquisition" means the acquisition by MSR of the net profits interest payable pursuant to the Termination Agreement on substantially those terms and conditions disclosed in writing to the Lender as of the date hereof, which is scheduled to be consummated within 30 days following the Closing Date.

      "NPI Borrowing" means any Borrowing by the Borrowers of a Loan in the aggregate principal amount not to exceed $500,000 to the extent such Borrowing is to be used by MSR for the NPI Acquisition.

      "Obligation Currency" has the meaning specified in Section 15.14.

      "Officer's Certificate" means, with respect to any Person, a certificate signed by a Responsible Officer of such Person.

      "Offshore Account" means each of the Offshore Revenues and Disbursement Account, the Debt Service Reserve Account, the Insurance Proceeds Account, the Offshore Operating Account and any Subaccount of any thereof.

      "Offshore Account Holder" means Standard Bank Plc in its capacity as offshore account holder.

      "Offshore Operating Account" has the meaning specified in Section 6.01(a)(iv).

      "Offshore Revenues and Disbursement Account" has the meaning specified in
Section 6.01(a)(i).

      "Onshore Account Holder" means HSBC or such other bank nominated by the Company and approved by Lender.

      "Onshore Operating Accounts" has the meaning specified in Section 6.02(a).

      "Operating Budget" means the annual operating budget of the Borrowers for the Project with respect to Project site management, administration and operation of the Project in accordance with the Life of Mine Plan, as updated and revised from time to time.

      "Operating Costs" means, for any period, the sum without duplication of all (a) reasonable and necessary expenses of monitoring, administering, managing and operating the Mine, and all payments and expenses under Contractual Obligations associated therewith, (b) all expenditures for reclamation, remediation, mitigation and clean-up with respect to the Project, (c) all expenditures for maintenance of any equipment and facilities comprising the Mine in accordance with the Operating Budget, Prudent Industry Practices or vendor and supplier requirements with respect to such equipment and facilities, (d) all costs and expenses required to maintain the Real Property Interests at the Mine,
(e) costs and expenses associated with the sale and transportation of gold dore from the Mine and for refining Gold dore from the Mine, (f) property, sales, franchise and value added taxes payable by any Loan Party (other than taxes imposed on or measured by income or receipts) to which the mine may be subject (or payment in lieu of such taxes), (g) reasonable and necessary costs, fees and expenses incurred in connection with obtaining and maintaining the Project Approvals, the Agreement Approvals and insurance for the Borrowers and the Mine, including the Required Insurance, (h) reasonable and arm's length legal, accounting, consulting, engineering, metallurgical and other professional fees attendant to any of the foregoing items during such period, (i) the reasonable cost of administration and enforcement of the Transaction Documents, (j) any other expenses approved in writing by the Lender to be Operating Costs (it being understood that the reasonableness and necessity of all such expenses shall be determined by the Lender after consultation with the Independent Engineer, or the Lender's other advisors or counsel, as appropriate), (k) all other costs and expenses included in the Operating Budget or the Life of Mine Plan then in effect, and (l) all payments and costs pursuant to the Subordinated Royalty Payments. In no event shall "Operating Costs" include any Taxes imposed on or measured by income or receipts or Capital Expenditures (other than as described in clauses (c) or (k) above).

      "Oro de Altar" has the meaning specified in the preliminary statements to this Agreement.

      "Other Taxes" means all present or future stamp or documentary duties or taxes, registration fees, filing costs or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, filing, recording, perfection, admissibility in evidence or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Ounce" means a fine troy ounce.

      "Outstanding Amount" means, on any date of determination, the aggregate outstanding principal amount of the Loans after giving effect to any Borrowings and prepayments or repayments of the Loans occurring on such date of determination.

      "Payment Date" means the last day of each Interest Period, each Quarterly Date, and each Excess Cash Flow Payment Date.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Liens" means each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(a) Liens for taxes, not yet due or which are subject to Contest; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are subject to Contest and in either case, individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business under worker's compensation laws or similar legislation, unemployment insurance or other types of social security or employment security other than any Lien imposed by ERISA or any similar Foreign Government Scheme or Arrangement which could be reasonably expected to have a Material Adverse Effect; (d) pledges or deposits to secure the performance of reclamation, remediation, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights of way, rights of use, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto; (f) Liens securing judgments for the payment of money not constituting an Event of Default under Section 13.01(f) or securing appeal or other surety bonds related to such judgments; (g) Liens of record or otherwise registered with the applicable Governmental Authorities in Mexico as set forth on Schedule 1.01(b); and (h) any Liens created in favor of the Lender under or pursuant to the Loan Documents.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, fideicomiso, ejido, Governmental Authority or other entity.

      "Peso" or "P$" means the lawful currency of Mexico.

      "Peso Withholding Subaccount" has the meaning specified in Section
6.02(a).

      "Physical Completion" has the meaning specified in Section 4.04(a).

      "Physical Completion Date" means the day on which Physical Completion occurs.

      "Pledgor" means Leadville Mining & Milling Holding Corporation.

      "Principal Repayment Date" means each Quarterly Date commencing on the earlier of (i) the first Quarterly Date occurring after the Economic Completion Date and (ii) the Scheduled Economic Completion Date.

      "Process Agent" means any Person appointed as agent by another Person to receive on behalf of itself and its property services of copies of summons and complaint or any other process which may be served in connection with any action or proceeding before any court arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party.

      "Project" has the meaning specified in the preliminary statements to this Agreement.

      "Project Agreements" means the Construction Contracts, the Real Estate Rights Agreements, the Mining Services Contract and the Mining Contract.

      "Project Approvals" has the meaning specified in Section 5.01(c)(i).

      "Project Costs" means, prior to Physical Completion, the costs and expenses incurred by or on behalf of the Borrowers set forth in the Construction Budget, and, after Physical Completion, the costs and expenses incurred by or on behalf of the Borrowers set forth in the Construction Budget plus, to the extent not included therein, (i) funding of the Debt Service Reserve Requirement and
(ii) other amounts approved in writing by the Lender.

      "Project Life Coverage Ratio" means, as of any date of determination, the ratio of (a) Net Present Value of Future Cash Flow for the period commencing with such date of determination and ending on the expected date of mine closure contemplated by the then-effective Life of Mine Plan to (b) the Outstanding Amount on such date of determination.

      "Project Revenues" means, for any period, the sum, computed without duplication, of all cash revenues received by the Borrowers during such period (or, in the case of any future period, projected to be received by the Borrowers in accordance with the Financial Model (as modified from time to time) during such period) from (a) cash flow generated by the Mine in the ordinary course of business; (b) Business Interruption Insurance Proceeds or any other amounts received in respect of any loss of profit or delay in startup insurance and other payments received in respect of interruption of operations; (c) refunds of deposits and Tax refunds; (d) proceeds resulting from positive financial settlements arising under any Secured Hedge Agreement; and (e) all other income, proceeds or receipts howsoever earned or received by the Borrowers; provided, however, that notwithstanding the foregoing, "Project Revenues" shall not include (i) proceeds of Loans or any other Indebtedness; (ii) Insurance Proceeds or (iii) any equity contributions made by the Guarantor or other Affiliate of the Borrowers to the Borrowers.

      "Projected Debt Service" means, on any date of determination and for any Annual Period, the amount of Debt Service projected to be payable by the Borrowers during such period calculated as of such date of determination using the Financial Model as then in effect.

      "Projected Debt Service Coverage Ratio" means, as of any date of determination and for any Annual Period, the ratio of (a) Cash Flow Available for Debt Service projected to be received by the Borrowers during such period as calculated using the Financial Model as then in effect, to (b) Projected Debt Service for such period.

      "Prospective Event of Default" means any event or condition that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

      "Prudent Industry Practices" means those practices, methods, techniques, specifications and standards of safety and performance, as they may be modified from time to time, that (a) are generally accepted in the mining industry as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair or use of mining facilities, and
(b) conform in all material respects to the manufacturer's operation and maintenance guidelines, in each case as applicable to the equipment in question, taking into account such equipment's size, service and type. "Prudent Industry Practices" are not necessarily the optimum practice or method to the exclusion of others, but rather refer to commonly used and reasonable practices and methods.

      "Quarterly Date" means March 31st, June 30th, September 30th and December 31st of each calendar year.

      "Quarterly Period" means each fiscal quarter of the Borrowers ending on a Quarterly Date commencing with the fiscal quarter ending September 30, 2006.

      "Rate Fixing Day" in relation to any period for which an interest rate is to be determined hereunder, means the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in dollars for delivery on the first day of that period.

      "Real Estate Rights Agreement" means, collectively, any agreement, document or instrument relating to any Real Property Interest owned by or granted in favor of either of the Borrowers in connection with the Project, including, without limitation, the Mining Concessions.

      "Real Property Interest" means any fee owned land, Mining Concession or leasehold, easement, right of way, license, concession or other real property right.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Replacement Consultant" has the meaning specified in Section 15.12(a).

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30)-day notice period has been waived.

      "Required Insurance" means the insurance coverage described in Section 11.01.

      "Responsible Officer" means the chief executive officer, president, chief operating officer, chief financial officer, treasurer or vice president of a Loan Party with knowledge of the particular matter at hand. Any document delivered hereunder that is signed by a Responsible Officer of any Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

      "Restricted Payments" means any payment to the Unrestricted Account in accordance with Section 6.05.

      "Scheduled Economic Completion Date" means July 1, 2008.

      "Scheduled Physical Completion Date" means July 1, 2007.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Secured Hedge Agreement" means any Hedge Agreement that the Borrowers are permitted to enter into pursuant to Section 8.01(n).

      "Secured Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that notwithstanding the foregoing, "Secured Obligations" shall not include any obligations, covenants or duties of the Borrowers owed to the Guarantor or any other Affiliate of the Borrowers.

      "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Stock Purchase Agreement" means that Stock Purchase Option Agreement among AngloGold (Jerritt Canyon) Corp., AngloGold North America Inc., Leadville Mining & Milling Corporation and Leadville Mining & Milling Holding Corporation, dated effective December 15, 2000, as amended.

      "Subaccount" has the meaning specified in Section 6.03(a).

      "Subordinated Royalty Payments" means (a) the net profits interest royalty payable pursuant to the Stock Purchase Agreement and (b) the net profits interest royalty payable pursuant to the Termination Agreement.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

      "Support Instrument" means any guarantee, letter of credit, surety, payment or performance bond or other similar agreement or instrument relating to the performance by any Person of its obligations under any Transaction Document to which it is a party.

      "Taxes" means all present or future levies, imposts, duties, deductions, withholdings (including with respect to Mexican withholding tax applicable interest income sourced in Mexico), assessment, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Termination Agreement" means that Termination Agreement between MSR and Grupo Minero FG S.A. de C.V., dated effective March 31, 2004.

      "Threshold Amount" means U.S.$250,000.

      "Total Funding Available" means, as of any date of determination, the total amount of funds actually available to the Borrowers on such date of determination for the payment of Project Costs, including funds deposited in the Offshore Revenues and Disbursement Account, the Offshore Operating Account and the Onshore Operating Account and all committed and available but undrawn funds under the Loan Facility.

      "Transaction Document" means each of the Loan Documents, the Material Project Agreements and the Real Estate Rights Agreements.

      "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York.

      "United States" and "U.S." mean the United States of America.

      "Unrestricted Account" means an account of either of the Borrowers maintained outside of Mexico that is not an Account, and does not constitute Collateral and is not otherwise subject to the provisions applicable to Accounts under the Loan Documents as notified by the Borrowers to the Lender from time to time.

      "Up-Front Fee" has the meaning specified in Section 2.07(b).

      "U.S. GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

            (b) Unless otherwise defined in this Agreement, terms defined in
      Article 8 or 9 of the UCC and/or in the Federal Book Entry Regulations are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations.

      Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (b) Article, section, clause, schedule, exhibit, annex and appendix references are to the Loan Document in which such reference appears.

            (c) The term "including" is by way of example and not limitation.

            (d) The word "or" is not exclusive.

            (e) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

            (f) In computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (g) The table of contents and headings set forth herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

            (h) References to any Constituent Document, any Agreement Approval, any Project Approval, any Environmental Permit, any agreement (including any Loan Document or any other Transaction Document) and any other contractual instrument shall be deemed to include (i) all schedules, exhibits, annexes, appendices or other attachments thereto and (ii) all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document.

            (i) References to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

            (j) References to any Person shall include such Person's successors and permitted assigns (and in the case of any Governmental Authority, any Person succeeding to such Governmental Authority's functions and capacities).

            (k) References to "days" shall mean calendar days, unless the term "Business Days" shall be used. References to a time of day shall mean such time in New York City, New York, unless otherwise specified.

            (l) With respect to any term that is defined by reference to any Transaction Document, such term shall continue to have the original definition of such term in such Transaction Document notwithstanding any termination, expiration or modification of such Transaction Document except to the extent the Lender and the Borrowers may otherwise agree.

      Section 1.03 Accounting Terms.

      (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement or any other Loan Document shall be prepared in English and in conformity with, Applicable GAAP reconciled to U.S. GAAP (including principles of consolidation where appropriate) applied on a consistent basis, as in effect from time to time.

      (b) Changes in Applicable GAAP or U.S. GAAP. If at any time any change in Applicable GAAP or U.S. GAAP, as the case may be, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either of the Borrowers or the Lender shall so request, the Lender and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Applicable GAAP or U.S. GAAP, as the case may be; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Applicable GAAP or U.S. GAAP, as the case may be, prior to such change therein and (ii) the Borrowers shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Applicable GAAP or U.S. GAAP, as the case may be.

      Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      Section 1.05 Intentionally Omitted.

      Section 1.06 Currency of Coverage Ratios. For purposes of the Loan Documents, the Debt Service Coverage Ratio, the Projected Debt Service Coverage Ratio, the Loan Life Coverage Ratio and the Project Life Coverage Ratio shall each be expressed in Dollars, as follows:

      (a) Debt Service Coverage Ratio. In connection with the calculation of the Debt Service Coverage Ratio for any period any Peso denominated component of Operating Costs shall be expressed in Dollars using the Peso-to-Dollar rate of exchange actually applied upon the transfer of any amounts from any of the Offshore Accounts to the Onshore Operating Account during the relevant period.

      (b) Projected Debt Service Coverage Ratio; Loan Life Coverage Ratio and Project Life Coverage Ratio. In connection with the calculation of the Projected Debt Service Coverage Ratio, Loan Life Coverage Ratio and Project Life Coverage Ratio for any period, any projected Peso-denominated component of Operating Costs shall be expressed in Dollars based on the Average Currency Equivalent of such projected Peso-denominated Operating Costs.

      Section 1.07 Updates of Life of Mine Plan and Financial Model.

      (a) If at any time the actual construction and/or operating history of the Project as reflected in the most recent reports delivered by the Borrowers pursuant to Section 10.01(a) or 10.01(b) for any three (3) month period or fiscal quarter, as the case may be, is inconsistent with the projections therefor set forth in the then effective Financial Model or Life of Mine Plan, and such inconsistency shall show an actual adverse variation in the Project Costs, Operating Costs or Project Revenues, in each case taken as a whole, or in Gold production, of twenty-five percent (25%) or more for such period from that set forth for such period in the then effective Life of Mine Plan or Financial Model, then the Life of Mine Plan and the Financial Model shall be amended to reflect data and assumptions reasonably determined by the Lender and the Borrowers which accurately reflect actual Project Costs, Operating Costs, Project Revenues or Gold production, as the case may be.

      (b) In the event that the Borrowers (on the one hand) and the Lender (on the other hand) are unable to agree as to the adjustment to the Financial Model and the Life of Mine Plan in accordance with this Section 1.07, either the Borrowers or the Lender may refer such dispute to the Independent Engineer for resolution. The findings of the Independent Engineer with respect to any adjustments to the Financial Model and the Life of Mine Plan so presented to it for resolution hereunder shall be binding upon the parties.

      (c) Promptly after any amendment to the Life of Mine Plan or the Financial Model pursuant to this Section 1.07, the Borrowers shall deliver to the Lender an updated copy of the Life of Mine Plan or the Financial Model, as the case may be.

      Section 1.08 Determination of Material Adverse Effect, Etc. To the extent that any provision herein or in any other Loan Document requires that the Borrowers or any other Person be in compliance in all material respects with Applicable Laws, Project Approvals, Agreement Approvals, any Material Project Agreement or any other agreement or contractual instrument, the Lender shall have the right to make its own determination as to whether such compliance has been achieved by the Borrowers or such other Person.

                                   ARTICLE II
                       THE COMMITMENTS AND THE BORROWINGS

      Section 2.01 The Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a "Loan") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of the Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

      Section 2.02 Borrowings.

      (a) Borrower Notices. Each Borrowing shall be made upon the Borrowers' irrevocable notice to the Lender, which shall be pursuant to a written Loan Notice, appropriately completed and signed by a Responsible Officer of either of the Borrowers and delivered to the Lender; provided that the Borrowers shall not be entitled to request a Borrowing more than once in any calendar month. Each such notice must be received by the Lender not later than 11:00 a.m. six (6) Business Days prior to the requested date of any Borrowing. Each Borrowing (other than the NPI Borrowing) shall be in a principal amount of U.S.$1,000,000 or a whole multiple of U.S.$250,000 in excess thereof; provided that such limits shall not apply to the final Borrowing, which may be in aggregate amount equal to the unused Commitment at such time. Each Loan Notice shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Loans to be Borrowed and (iii) the Interest Period for such Borrowing.

      (b) Funding. Following receipt of a Loan Notice, and upon satisfaction of the applicable conditions set forth in Sections 4.01, 4.02, and 4.03, as applicable, the Lender shall make the principal amount specified in such Loan Notice available to the Borrowers in immediately available funds by causing such funds to be credited to, or deposited into, the Offshore Revenues and Disbursement Account not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice (other than the NPI Borrowing, which shall be deposited directly to the Onshore Operating Account).

      Section 2.03 Prepayments. (a) Optional. The Borrowers may, upon notice to the Lender, at any time after the Economic Completion Date, voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m. three (3) Business Days prior to any date of prepayment; and (ii) any prepayment shall be in a principal amount of at least U.S.$250,000 or a whole multiple of U.S.$50,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (b) Mandatory. The Borrowers shall prepay the outstanding Loans as follows:

            (i) On or prior to each Excess Cash Flow Payment Date occurring after the Economic Completion Date, provided that the balance in the Debt Service Reserve Account equals or exceeds the Debt Service Reserve Requirement as of such date, the Borrowers shall prepay an aggregate principal amount of Loans equal to the product of (A) the Excess Cash Flow as determined in respect of the Quarterly Period ending immediately prior to such Excess Cash Flow Payment Date, and (B) 50%.

            (ii) On each Quarterly Date, the Borrowers shall prepay an aggregate principal amount of the Loans equal to the amount of any Insurance Proceeds received by the Borrowers or the Lender that are not permitted to be applied to repair, reconstruct or replace any of the damaged property as contemplated by Section 11.02(c).

      (c) Prepayments Generally. (i) Each prepayment of Loans pursuant to this
Section 2.03 or Section 6.05 shall be applied to the principal repayment installments thereof in inverse order of maturity.

            (ii) Each prepayment under this Section 2.03 or Section 6.05 shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Any amounts required to be applied to prepay the Loans pursuant to Section 2.03(b) or Section
      6.05 shall be applied solely to the repayment of principal, interest and breakage costs for the account of the Borrower.

      Section 2.04 Termination or Reduction of Commitment.

      (a) Mandatory.

            (i) The Commitment shall be automatically and permanently reduced on the date of each Borrowing after giving effect to each Borrowing by the amount of such Borrowing.

            (ii) Any unused portion of the Commitment shall be automatically and permanently reduced on the last day of the Availability Period (after giving effect to any Loans to be made on such day).

      (b) Application of Commitment Reductions. Each reduction of the unused portion of the Commitment pursuant to Section 2.04(a) shall be applied to the principal repayment installments thereof in inverse order of maturity. All fees accrued pursuant to Section 2.07(a) until the effective date of any termination or reduction of the Commitment pursuant to this Section 2.04 shall be paid on the effective date of such termination or reduction.

      Section 2.05 Repayment of Loans. The Borrowers shall repay to the Lender the aggregate principal amount of all Loans outstanding on each of the Principal Repayment Dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments or Commitment reductions in accordance with the order of priority set forth in
Section 2.03(c) or 2.04(b), as applicable) as follows:


                      Principal
                    Repayment Date                    Amount
            --------------------------------- ----------------------
                          1                   $1,000,000
            --------------------------------- ----------------------
                          2                   $1,125,000
            --------------------------------- ----------------------
                          3                   $1,250,000
            --------------------------------- ----------------------
                          4                   $750,000
            --------------------------------- ----------------------
                          5                   $750,000
            --------------------------------- ----------------------
                          6                   $750,000
            --------------------------------- ----------------------
                          7                   $750,000
            --------------------------------- ----------------------
                          8                   $875,000
            --------------------------------- ----------------------
                          9                   $875,000
            --------------------------------- ----------------------
                          10                  $875,000
            --------------------------------- ----------------------
                          11                  $875,000
            --------------------------------- ----------------------
                          12                  $875,000
            --------------------------------- ----------------------
                          13                  $875,000
            --------------------------------- ----------------------
                          14                  $875,000
            --------------------------------- ----------------------

            provided, however, that the final principal repayment installment of the Loans shall be repaid on or before the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Loans outstanding on such date.

      Section 2.06 Interest.

      (a) Interest Rate. Subject to the provisions of Section 2.06(b), each Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

      (b) Default Interest.

            (i) If any amount payable by the Borrowers under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Law.

            (ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand, to the extent permitted by Applicable Law.

      (c) Interest Due Dates. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any Insolvency Proceeding, to the extent permitted by Applicable Law.

      (d) Interest Periods. (i) Borrowers may not at any time have outstanding more than an aggregate of eight (8) different Interest Periods relating to outstanding Loans and each such Interest Period shall be in respect of a principal amount of Loans of not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000); and (ii) Borrowers may contact Lender at any time prior to the end of an Interest Period for a quotation of the LIBO Rates in effect at such time for given Interest Periods, and Lender shall provide such quotation promptly upon request. If Borrowers fail to notify Lender of the next Interest Period for any Loan at least three (3) Business Days prior to the end of the then current Interest Period, such Loan shall automatically continue with the same Interest Period at the close of business on the last day of the then current Interest Period therefor, unless such Interest Period would extend beyond the applicable Maturity Date, in which case Lender shall choose an Interest Period that is closest in duration to the remainder of the term of the Loans. Lender shall as soon as practicable (and, in any case, within three (3) Business Days) notify Borrowers of each determination of the interest rate applicable to each Loan.

      Section 2.07 Fees.

      (a) Commitment Fee. The Borrowers shall pay to the Lender a commitment fee payable in arrears on each Quarterly Date and on the last day of the Availability Period, at the rate of 1.50% per annum on the average daily unused portion of the Commitment. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met.

      (b) Up-Front Fee. Borrowers shall pay Lender a non-refundable up-front fee of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Up-Front Fee"), payable and fully earned upon the Closing Date.

      (c) Guarantor Shares. Borrowers shall cause 1,150,000 common shares in the Guarantor (the "Guarantor Shares") to be issued and delivered to Lender on the Closing Date.

      (d) Guarantor Warrants. Borrowers shall cause 12,600,000 common share warrants in the Guarantor (the "Guarantor Warrants") to be issued and delivered to the Lender on the Closing Date, in the form of Exhibit D hereto.

      Section 2.08 Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such fees or interest are payable. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      Section 2.09 Evidence of Indebtedness.

      (a) Accounts and Records. The Loans shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Secured Obligations.

      (b) Notes. The Borrowers agree that, in addition to such accounts or records set forth in Section 2.09(a), to evidence their obligation to repay each Loan made hereunder, with interest accrued thereon, it shall issue and deliver to the Lender on the Closing Date a Note payable to the Lender in the aggregate principal amount of the Commitment. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. In the event that any amount hereunder or under any Note is not paid by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise), the Lender may take all such actions as it sees fit to recover such amount, including, without limitation, the commencement and maintenance of proceedings in the State of New York, United States of America.

      (c) Effect of Account Entries. Entries made in good faith by the Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to the Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

      Section 2.10 Payments Generally. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Lender in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      Section 3.01 Taxes.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

      (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

      (c) Indemnification by the Borrowers. The Borrowers shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Lender shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

      (e) Status of Lender. If the Lender is entitled to an exemption from or reduction of withholding tax under the laws of the jurisdiction in which the Borrowers are resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document, the Lender shall deliver to the Borrowers, at the time or times prescribed by Applicable Law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if requested by the Borrowers, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers as will enable the Borrowers to determine whether or not the Lender is subject to backup withholding or information reporting requirements.

      Section 3.02 Illegality. If any Applicable Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain or fund any Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrowers, any obligation of the Lender to make or continue Loans shall be suspended until the Lender either changes its lending office or notifies the Borrowers that the circumstances giving rise to such determination no longer exist or have been otherwise mitigated. Upon receipt of notice from the Lender that Loans at the LIBO Rate cannot be maintained due to any of the foregoing actions, the Borrowers shall, upon demand from the Lender, prepay all Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans. Upon any such prepayment, the Borrowers shall also pay accrued interest on the amount so prepaid. The Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section, at the cost and expense of the Borrowers.

      Section 3.03 Increased Costs; Reserves on Loans.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

            (ii) subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Taxes or Other Taxes covered by Section 3.01); or

            (iii) impose on the Lender or the London interbank eurodollar market any other condition, cost or expense affecting this Agreement or Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loans), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrowers will pay to the Lender, such additional amount or amounts as certified by the Lender as being required to compensate the Lender for such additional costs actually incurred or reduction actually suffered. The Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section, at the cost and expense of the Borrower.

      (b) Capital Requirements. If any Change in Law affecting the Lender regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement, the Commitment or the Loans made by the Lender, to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender, as the case may be, such additional amount or amounts as certified by the Lender as being required to compensate the Lender or the Lender's holding company for any such reduction actually suffered. The Lender agrees to use reasonable efforts (including reasonable efforts to change its lending office) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section, at the cost and expense of the Borrower.

      (c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this
Section 3.03 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section 3.03 shall not constitute a waiver of the Lender's right to demand such compensation.

      Section 3.04 Compensation for Losses. Upon demand of the Lender from time to time, the Borrowers shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, payment or prepayment of any Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

      (b) any failure by the Borrowers (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow or continue any Loan on the date or in the amount notified by the Borrowers;

      including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by the Lender in connection with the foregoing.

      For purposes of calculating amounts payable by the Borrowers to the Lender under this Section 3.04, the Lender shall be deemed to have funded each Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in this Section 3.04 and delivered to the Borrowers shall be conclusive absent manifest error.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

      Section 4.01 Conditions Precedent to Closing Date. This Agreement shall become effective on the first Business Day (the "Closing Date") on which the following conditions precedent, as determined by the Lender have been met or waived:

      (a) Delivery of Certain Documents, Certificates, Etc. The Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, with each Loan Document properly executed by a Responsible Officer of the signing Loan Party and dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date), and with each of the following in form and substance reasonably satisfactory to the Lender:

            (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Lender and each Loan Party;

            (ii) a Note on safety paper executed by the Borrowers in favor of the Lender;

            (iii) an Officer's Certificate (which Officer's Certificate shall be accompanied by copies of all documents referred to in such Officer's Certificate, in each case as in effect as of the Closing Date (and, if not in English with an English translation thereof ), of each Loan Party in respect of (A) its Constituent Documents, (B) its address and other information that will allow the Lender to identify it in accordance with Applicable Law, and (C) the actions of its Equity Interest holders, shareholders meeting, board of managers or other similar corporate supervisory body taken to authorize the execution, delivery and performance of this Agreement and each other Transaction Document to which it is or is to be a party;

            (iv) a certificate of each Loan Party in respect of the identity, authority, capacity, incumbency and true signature of each Person who has signed or will sign this Agreement and each other Transaction Document on behalf of such Loan Party for the purposes of signing documents in connection with this Agreement and any other Transaction Document and the transactions contemplated hereby and thereby;

            (v) copies of each Material Project Agreement and each Affiliate Contract in effect on the Closing Date (and, if not in English, an English translation thereof ), including any amendments or supplements thereto, accompanied by an Officer's Certificate of a Borrower, certifying that (A) the copies of the Material Project Agreements and Affiliate Contracts delivered pursuant to this Section 4.01(a)(v) are true, correct and complete copies of such Material Project Agreement or Affiliate Contract, as the case may be, (B) no term or condition of any Material Project Agreement or Affiliate Contract has been amended from the form thereof delivered pursuant to this Section 4.01(a)(v) (other than in connection with any such amendments or supplements so delivered), (C) each Material Project Agreement and Affiliate Contract delivered pursuant to this
      Section 4.01(a)(v) is in full force and effect, enforceable against each Person party thereto in accordance with its terms, (D) neither the Borrowers nor, to the knowledge of such Borrower, any other Person party to any Material Project Agreement or Affiliate Contract delivered pursuant to this Section 4.01(a)(v) is in default thereunder, (E) each of the Real Estate Rights Agreements delivered pursuant to this Section 4.01(a)(v) has been filed for registration in the relevant public registry in which such filing is necessary or appropriate in order to render such Real Estate Rights Agreement enforceable against any third party in interest in respect of the Real Property Interests conveyed to the Borrowers under such Real Estate Rights Agreement and (F) the Borrowers and to the knowledge of the Borrowers each other Person party to each Material Project Agreement and Affiliate Contract delivered pursuant to this
      Section 4.01(a)(v) have complied with all conditions precedent to their obligations under such Material Project Agreement or Affiliate Contract, as the case may be, required to be performed or complied with by any such Person on or before the Closing Date;

            (vi) copies of each Project Approval and Agreement Approval necessary or required under the terms of the Transaction Documents or Applicable Law to be obtained as of the Closing Date (and if not in English, an English translation thereof), including any amendments and supplements thereto, accompanied by an Officer's Certificate of a Borrower certifying that (A) the copies of each of the Project Approvals and Agreement Approvals delivered pursuant to this Section 4.01(a)(vi) are true, correct and complete copies of such Project Approval or Agreement Approval, as the case may be, (B) no term or condition of any such Project Approval or Agreement Approval has been amended from the form thereof delivered pursuant to this Section 4.01(a)(vi), (C) each Project Approval and Agreement Approval delivered pursuant to this Section 4.01(a)(vi) is in full force and effect, is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition that may result in modification or revocation thereof, (D) to the knowledge of such Borrower, no event has occurred that could reasonably be expected to result in the modification, cancellation or revocation of any Project Approval or Agreement Approval required to be delivered pursuant to this
      Section 4.01(a)(vi), and (E) such Borrower has no reason to believe that those Project Approvals and Agreement Approvals that are not necessary under the terms of the Transaction Documents or Applicable Law as of the Initial Funding Date will not be obtained in the ordinary course as and when required;

            (vii) the following legal opinions in the English language (with sufficient copies thereof for each addressee):

                  (A) the opinion of Davis Graham & Stubbs LLP, counsel to the
            Loan Parties, addressed to the Lender, substantially in the form of Exhibit J-1; and

                  (B) the opinion of Lizarraga, Robles, Tapia y Cabrera S.C.,
            Mexican counsel to the Loan Parties, addressed to the Lender, substantially in the form of Exhibit J-2.

            (viii) a copy of the Life of Mine Plan accompanied by an Officer's Certificate of a Borrower stating that the Life of Mine Plan and all components thereof (1) were prepared in good faith by the Borrowers or at the direction of the Borrowers, (2) are based upon assumptions that are consistent with the requirements of the Transaction Documents, the Agreement Approvals, the Project Approvals and the Applicable Law and which the Borrowers consider to be reasonable in light of the conditions existing as of the Closing Date, and (3) in the Borrower's reasonable judgment, represent the Borrowers' best estimate of the information set forth therein as of the Closing Date;

            (ix) a hard copy of, and an electronic copy containing, the Financial Model accompanied by an Officer's Certificate of a Borrower stating that the Financial Model and its underlying models and assumptions
      (I) were prepared in good faith by the Borrowers, (II) are based on assumptions that are consistent with the requirements of the Life of Mine Plan, the Transaction Documents, the Agreement Approvals, the Project Approvals and Applicable Law and that the Borrowers consider to be reasonable in light of the conditions existing as of the Closing Date and
      (III) in the Borrowers' reasonable judgment, represent their best estimate of the information set forth therein as of the Closing Date;

            (x) a copy of the Environmental Management Plan;

            (xi) copies of the most recent audited and unaudited financial statements of the Borrowers and the Guarantor on a consolidated basis, accompanied by an Officer's Certificate of each such Person, certifying that the copies of such financial statements fairly present the financial condition of such Person and its Subsidiaries (to the extent applicable) as of the date of such financial statements and the results of operations of such Person and its Subsidiaries (to the extent applicable) for the period indicated in such financial statements, all in accordance with Applicable GAAP or U.S. GAAP, as the case may be, subject, in the case of interim statements, to year-end audit adjustments and the absence of footnotes;

            (xii) evidence reasonably satisfactory to the Lender that the Borrowers have title consistent with the Borrowers' representations and warranties in Section 5.01(j) hereof to all Real Property Interests necessary for the development, construction and operation of the Mine in accordance with Applicable Law, the Project Approvals and the Transaction Documents and as otherwise contemplated by the Life of Mine Plan, free and clear of any Liens, other than Permitted Liens; and

            (xiii) copies of each Hedge Agreement in effect as of the Closing Date.

      (b) Taxes, Etc. All Taxes and Other Taxes due and payable on or prior to the Closing Date (i) in connection with the execution, delivery, filing, recording or admissibility in evidence of any Transaction Document or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Transaction Documents, and (ii) in connection with the consummation of the transactions contemplated by, and the performance of, the Transaction Documents, shall have been duly paid in full or an appropriate exemption therefrom shall have been obtained.

      (c) Due Diligence. The Lender shall have completed a due diligence investigation of the Borrowers, the Guarantor and the Project in scope, and with results, satisfactory to the Lender, and nothing shall have come to the attention of the Lender during the course of such due diligence investigation to lead it to believe (i) that any information provided to the Lender in connection with the Project or any aspect of the Life of Mine Plan has become misleading, incorrect or incomplete in any material respect, (ii) that the Borrowers will not have valid title to all material Real Property Interests comprising the Mine, and (iii) that any event shall have occurred which has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (d) Representations and Warranties. The representations and warranties of each Loan Party, and to the Borrowers' knowledge each Material Project Party, contained in any Transaction Document, or which are contained in any certificate furnished at any time under it pursuant to any Transaction Document shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty specifically speaks of an earlier date, such representation or warranty shall have been true and correct in all material respects on and as of such earlier date).

      (e) Absence of Defaults. No Prospective Event of Default or Event of Default shall have occurred and be Continuing.

      (f) Material Adverse Effect. Since July 31, 2005, there shall not have occurred any event which has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (g) Certain Fees and Expenses. The Borrowers shall have paid all accrued reasonable expenses of the Lender (including all reasonable fees and expenses of the Consultants, advisors and counsel to the Lender) and any fees due to the Lender as of the Closing Date and shall have delivered to the Lender the Guarantor Shares and the Guarantor Warrants.

      (h) Hedge Agreements. Each of the Hedge Agreements required to be entered into as of the Closing Date pursuant to Section 7.01(q)(i) shall be in full force and effect.

      Section 4.02 Conditions Precedent to Initial Borrowing. The obligation of the Lender to make its initial Loan shall be subject to the fulfillment or waiver in writing of the following conditions precedent as determined by the Lender prior to the initial Borrowing:

      (a) Delivery of Certain Documents, Certificates, Etc. The Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, with each Loan Document properly executed by a Responsible Officer of the signing Loan Party and dated the Initial Funding Date (or, in the case of certificates of governmental officials, a recent date before the Initial Funding Date), and with each of the following in form and substance satisfactory to the Lender:

            (i) an Officer's Certificate of a Borrower, (A) providing a reasonably detailed breakdown of Project Costs incurred by or on behalf of the Borrowers as of the Initial Funding Date and paid for with funds received from the Guarantor consisting of the proceeds of the sale of Guarantor's Equity Interests in an amount at least equal to $1,000,000, and (B) including invoices for not less than 95% of the amount of such equity and in respect of any Project Cost in excess of U.S.$10,000; with such certificate to be reviewed and approved by the Independent Engineer, including confirmation that all costs set forth in the invoices referred to therein constitute Project Costs;

            (ii) written notice from the Offshore Account Holder that all of the Accounts required to be established hereunder have been established, together with the account numbers for each such Account;

            (iii) copies of all policies, endorsements and other documents required under Article XI to be in effect as of the Initial Funding Date, accompanied by: (A) letters from the Borrowers' insurance brokers or insurers (commonly referred to as "undertaking letters"), dated not earlier than fifteen (15) days prior to the Initial Funding Date, stating with respect to each insurance policy that (1) such policy is in full force and effect, (2) all premiums theretofore due and payable thereon have been paid and (3) [the underwriters of such insurance have agreed that the policies, when issued, will contain the provisions required under
      Article XI,] and (B) a report from the Insurance Consultant in form and substance reasonably satisfactory to the Lender confirming that such Required Insurance is in full force and effect in accordance with the terms of this Agreement.

            (iv) a mortgage, in substantially the form of Exhibit K-1 hereto (as amended, the "Mortgage"), duly authorized and executed by each Person party thereto before a notary public in Mexico, together with evidence of the completion of all actions, recordings and filings of or with respect to the Mortgage that the Lender may deem necessary or desirable in order to create, perfect and protect a first priority lien, mortgage and encumbrance over the real property and assets described therein, including, without limitation, the filing of the Mortgage in the relevant public registries in connection therewith;

            (v) pledge agreements, in substantially the form of Exhibit K-2 hereto (together with any pledge agreement supplement delivered in connection therewith pursuant to the terms of the Loan Documents, in each case as amended, the "Equity Pledge Agreements"), duly executed by the Guarantor and Pledgor, together with evidence of the completion of all other actions, recordings and filings of or with respect to such Equity Pledge Agreements that the Lender may deem necessary or desirable in order to perfect and protect the Liens created thereby;

            (vi) non-possessory pledges of movable assets agreement in substantially the form attached hereto as Exhibit K-3 (the "Movable Assets Pledges"), duly authorized and executed by each Person party thereto before a notary public in Mexico, together with evidence of the completion of all recordings and filings of and any other actions with respect to the Movable Assets Pledges that the Lender may deem necessary or appropriate in order to create, perfect and protect a first priority pledge, lien and encumbrance over the movable assets described therein as contemplated thereunder, including, without limitation, the filing of the Movable Assets Pledges in the relevant public registries in connection therewith;

            (vii) a non-possessory pledge of bank accounts agreement in substantially the form attached hereto as Exhibit K-4 (the "Account Pledge Agreement"), duly authorized and executed by each Person party thereto before a notary public in Mexico, together with evidence of the completion of all recordings and filings of and any other actions with respect to the Account Pledge Agreement that the Lender may deem necessary or appropriate in order to create, perfect and protect a first priority pledge, lien and encumbrance over the accounts as contemplated therein, including, without limitation, the filing of the Account Pledge Agreement in the relevant public registries in connection therewith; and

            (viii) an irrevocable power of attorney, duly notarized, appointing Lender, as attorney-in-fact of the Borrowers, with the power and right, in the name or on behalf of the Borrowers, without notice to or assent by the Borrowers, in terms of the first three paragraphs of Article 2554 of the Mexican Federal Civil Code and the correlative articles of the other States of Mexico and the Federal District and Article 9 of the General Law of Negotiable Instruments and Credit Transactions to the extent permitted by Applicable Law, to take any action in connection with any lawsuits and collections, acts of administration and acts of ownership, and to execute any instruments which the Lender reasonably may deem necessary to create, preserve, continue or perfect any Lien granted or purported to be granted under or pursuant to any Collateral Document and for no other purpose, but the power of attorney provided in this clause (vii) shall be used and exercised only if the Borrowers or counsel for the Borrowers fail to timely take any of the above creation, preservation, continuation or perfection actions, and the power of attorney granted hereby shall not cause any Loan Party to pay to the appointed attorneys in fact a compensation, fee or remuneration apart and different from those expressly specified hereunder.

      Section 4.03 Conditions Precedent to All Borrowings. The obligations of the Lender to make any Loan is subject to the fulfillment or waiver in writing of the following conditions precedent as determined by the Lender prior to the related Borrowing:

      (a) Taxes, Etc. All Taxes and Other Taxes due and payable on or prior to the date of such Borrowing (A) in connection with the execution, delivery, filing, recording or admissibility in evidence of any Transaction Document or to ensure the legality, validity, enforceability, perfection or admissibility in evidence of the Transaction Documents, and (B) in connection with the consummation of the transactions contemplated by, and the performance of, the Transaction Documents, shall have been duly paid in full or an appropriate exemption therefrom shall have been obtained.

      (b) Representations and Warranties. The representations and warranties of each Loan Party and, to the Borrowers' knowledge each Material Project Party contained in any Transaction Document, or which are contained in any certificate furnished at any time under or pursuant to any Transaction Document, shall be true and correct in all material respects on and as of the date of such Borrowing with the same force and effect as if made on and as of such date (or, if any such representation and warranty specifically speaks of an earlier date, such representation and warranty shall have been true and correct in all material respects on and as of such earlier date).

      (c) Absence of Defaults. No Prospective Event of Default or Event of Default shall have occurred and be Continuing or would result from such Borrowing or from the application of proceeds therefrom.

      (d) Material Adverse Effect. Since July 31, 2005, there shall not have occurred any event which has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (e) Loan Notice. The Lender shall have received a Loan Notice in accordance with the requirements hereof.

      (f) Compliance with Project Budget. The proceeds of the NPI Borrowing shall be used for the NPI Acquisition and the proceeds of each other Borrowing shall be used to pay Approved Project Costs due and payable within forty-five
(45) days of the date of such Borrowing.

      (g) Construction Progress Report. The Lender shall have received from the Borrowers the most recently due Construction Progress Report.

      (h) Independent Engineer Report. The Lender shall have received from the Independent Engineer the most recently due IE Construction Report.

      (i) Fees and Expenses. The Borrowers shall have paid all accrued reasonable expenses of the Lender (including all reasonable fees and expenses of the Consultants, advisors and counsel to the Lender) and any fees due to the Lender as of the date of such Borrowing.

      (j) Other Documents. The Lender shall have received such other approvals, documents, certificates and opinions relating to the Project as it may reasonably request.

      Section 4.04 Conditions Precedent to Physical Completion.

      (a) Occurrence of Physical Completion Date. "Physical Completion" shall occur on the first date on which all of the following conditions precedent shall have been satisfied:

            (i) The Mine shall have been constructed and become available for normal, safe and continuous operation in material compliance with all of the requirements and specifications of the Life of Mine Plan, the Environmental Management Plan, Applicable Law, all Project Approvals and Prudent Industry Practices.

            (ii) All equipment and infrastructure necessary for the complete, safe and reliable operation of the Mine has been properly constructed, installed and tested as an integrated and completed operating system and no defects or deficiencies exist in respect of the equipment and infrastructure of the Mine that could adversely affect in any material manner the performance of the Mine under the performance standards contemplated by the Life of Mine Plan and the Environmental Management Plan and in accordance with Applicable Law, all Project Approvals and Prudent Industry Practices.

            (iii) The Borrowers or the Mining Contractor have sufficient operational spare parts inventory and special tools available as necessary for the operation and maintenance of the Mine in accordance with the requirements and specifications of the Life of Mine Plan, the Environmental Management Plan, Applicable Law, all Project Approvals and Prudent Industry Practices.

            (iv) All payments required to be made under the Construction Contracts, any other Material Project Agreement and any other agreement, contract or subcontract entered into in connection with the development and construction of the Mine shall have been paid in full other than retainage and performance bonus retention or as otherwise provided in accordance with the terms and conditions thereof or with respect to those being Contested.

            (v) No Prospective Event of Default or Event of Default shall have occurred and be Continuing.

            (vi) All of the services and utilities necessary for the current operation of the Mine shall have been obtained in accordance with the Life of Mine Plan.

            (vii) All of the Required Insurance (including with respect to the operational phase of the Project) shall be in full force and effect in accordance with the terms of this Agreement and the Lender shall have received a report from the Insurance Consultant in form and substance reasonably satisfactory to the Lender confirming that such Required Insurance is in full force and effect in accordance with the terms of this Agreement and the Lender shall have received certificates of insurance evidencing the Required Insurance and that the Lender is an additional insured and loss payee with respect to the Required Insurance.

            (viii) Certificates. The Lender shall have received the following certificates:

                  (A) A certificate of the Independent Engineer in substantially the form attached hereto as Exhibit N-1; and

                  (B) A certificate of a Responsible Officer of a Borrower in substantially the form attached hereto as Exhibit N-2.

      (b) Confirmation of Occurrence of Physical Completion Date. Promptly upon its receipt of the certificates referred to in Section 4.04(a)(viii), the Lender shall deliver a notice to the Borrowers confirming the date on which Physical Completion has occurred; provided that the failure of the Lender to deliver such notice shall not in any way affect the occurrence of the Physical Completion Date.

      Section 4.05 Conditions Precedent to Economic Completion.

      (a) Occurrence of Economic Completion Date. "Economic Completion" shall occur on the first date on which all of the following conditions precedent shall have been satisfied:

            (i) Physical Completion shall have occurred.

            (ii) The tests and conditions set forth in Schedule 4.05(a) hereto shall have been satisfied for a period of 120 consecutive days and are believed to be sustainable over the life of the Mine, as certified by the Borrowers and the Independent Engineer in the certificates delivered pursuant to Section 4.05(a)(x) below.

            (iii) All payments required to be made by such date under the Construction Contracts, any other Material Project Agreement or any other agreement or contract entered into in connection with the construction of the Mine, shall have been paid in full in accordance with the terms and conditions thereof, other than those being Contested.

            (iv) The Borrowers shall have delivered to the Lender evidence of payment of amounts due under the Construction Contract in accordance with its terms, other than any remaining retainage or performance bonus retention or with respect to those being Contested.

            (v) All Taxes and Other Taxes payable on or prior to such date (A) in connection with the execution, delivery, filing, recording or admissibility in evidence of any Transaction Document or to ensure the legality, validity enforceability, perfection or admissibility in evidence of the Transaction Documents, and (B) in connection with the consummation of the transactions contemplated by, and the performance of, the Transaction Documents shall have been duly paid in full or an appropriate exemption therefrom shall have been obtained.

            (vi) The representations and warranties of each Loan Party and, to the Borrower's knowledge each Material Project Party contained in any Transaction Document, or which are contained in any certificate furnished at any time under or pursuant to any Transaction Document, shall be true and correct in all material respects on and as of such date with the same force and effect as if made on and as of such date (or, if any such representation or warranty specifically speaks of an earlier date such representation or warranty shall have been true and correct in all material respects on and as of such earlier date).

            (vii) No Prospective Event of Default or Event of Default shall have occurred and be Continuing.

            (viii) Since the Closing Date, there shall not have occurred any event which has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (ix) The balance in the Debt Service Reserve Account shall equal or exceed $900,000.

            (x) Certificates. The Lender shall have received the following certificates:

                  (A) A certificate of the Independent Engineer in substantially the form attached hereto as Exhibit O-1; and

                  (B) A certificate of a Responsible Officer of a Borrower in substantially the form attached hereto as Exhibit O-2.

      (b) Confirmation of Occurrence of Economic Completion Date. Promptly upon its receipt of the certificates referred to in Section 4.05(a)(x), the Lender shall deliver a notice to the Borrowers confirming the date on which Economic Completion has occurred; provided that the failure of the Lender to deliver such notice shall not in any way affect the occurrence of the Economic Completion Date.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      Section 5.01 Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants to the Lender that:

      (a) Organization and Ownership. (i) Each (A) of Oro de Altar and MSR is a sociedad de responsabilidad limitada de capital variable, duly organized and validly existing under the laws of Mexico, (B) has all power and authority to own or lease and operate its property and, in the case of MSR, to carry out the development, construction, completion, ownership and operation of the Mine and
(C) is duly qualified and is licensed and in good standing under the laws of each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Borrowers do not own any properties or assets and have not engaged in any business or activity other than those relating to or to be used in connection with the Mine and the Project. All of the outstanding Equity Interests in each of the Borrowers have been validly issued in compliance with the Constituent Documents of such Borrower and Applicable Law, are fully paid, non-assessable and free and clear of all Liens, except for Liens for taxes not yet due or which are subject to Contest and any Liens created in favor of the Lender under or pursuant to the Loan Documents.

            (ii) As of the date hereof, the Guarantor owns 99.99% of the authorized Equity Interests in MSR and 51% of the authorized Equity Interests in Oro de Altar and the Pledgor owns 0.01% of the authorized Equity Interests in MSR and 49% of the authorized Equity Interests in Oro de Altar.

      (b) Authorization; No Contravention. The execution, delivery and performance by it of each Transaction Document to which it is or is to be a party are within its corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Constituent Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which it is a party or affecting it or its properties or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any Applicable Law. It is not in breach of any Contractual Obligation, the breach of which has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (c) Consents and Approvals for Project, Etc. ((i)) Other than those Project Approvals which are not currently necessary or required for the development, construction or operation of the Mine as contemplated by the Life of Mine Plan or otherwise required to be in effect under the terms of Applicable Law, this Agreement or the other Transaction Documents, as of the Closing Date, no approval, consent, exemption, authorization (including any Environmental Permit) or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required as of such date in connection with the development, construction or operation of the Mine in accordance with Applicable Law and as otherwise contemplated by this Agreement, the other Transaction Documents and the Life of Mine Plan, except for the approvals, consents, exemptions, authorizations, actions, notices, filings and licenses listed on Schedule 5.01(c) hereto (the "Project Approvals") all of which, as of the Closing Date and except as otherwise noted on Schedule 5.01(c),
(A) have been duly obtained, taken, given or made, (B) are in full force and effect, (C) are not subject to appeal, intervention or similar proceeding, and
(D) are free from material conditions or requirements that have not been met or complied with.

            (ii) It does not reasonably expect that any of the Project Approvals which have not been obtained as of the date this representation or warranty is made or deemed to be made, but which will be required in the future, will not be obtained in the ordinary course as and when required under the terms of the Transaction Documents, the Life of Mine Plan and Applicable Law or that such Project Approvals will be subject to any conditions or requirements that cannot be met or complied with.

            (iii) All applicable waiting periods in connection with any Project Approval required to be in effect as of the date this representation or warranty is made or deemed to be made for the development, construction or operation of the Mine as contemplated by the Life of Mine Plan or pursuant to the terms of Applicable Law, this Agreement or the other Transaction Documents have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon any such Project Approval and no event has occurred that could reasonably be expected to result in the revocation, termination or adverse modification of any such Project Approval.

      (d) Binding Agreement. This Agreement has been, and each other Transaction Document to which it is or will become a party, when delivered hereunder, will have been duly executed and delivered by it. This Agreement constitutes, and each other Transaction Document when delivered hereunder will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms.

      (e) Consents and Approvals for Agreements. (i) No approval, consent, exemption or authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary for (A) the execution, delivery and performance by, or enforcement against, it of each of the Transaction Documents to which it is a party, (B) the grant by the Loan Parties of the Liens created under the Collateral Documents, (C) the perfection and maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (D) the exercise by the Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings listed on Schedule 5.01(e) (the "Agreement Approvals"), all of which, on or prior to the Initial Funding Date,
(1) have been duly obtained, taken, given or made, (2) are in full force and effect, (3) are not subject to appeal, intervention or similar proceeding and
(4) are free from conditions or requirements that have not been met or complied with, other than those Agreement Approvals which are not currently necessary or required to be in effect under the terms of Applicable Law, this Agreement or the other Transaction Documents as indicated in Schedule 5.01(e).

            (ii) It does not reasonably expect that any of the Agreement Approvals which have not been obtained as of the date of this representation or warranty is made or deemed to be made, but which will be required in the future, will not be obtained in due course as and when required under the terms of the Transaction Documents, the Life of Mine Plan and Applicable Law or that such Agreement Approvals will be subject to conditions or requirements that cannot be met or complied with.

            (iii) All applicable waiting periods in connection with any Agreement Approval required to be in effect as of the date this representation or warranty is made or deemed to be made pursuant to the terms of Applicable Law, this Agreement or the other Transaction Documents have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon any such Agreement Approval and no event has occurred that could reasonably be expected to result in the revocation, termination or adverse modification of any such Agreement Approval.

      (f) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority by or against it or against any of its properties, assets or revenues that (i) purport to affect or pertain to this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby, or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

      (g) Financial Statements. (i) Each of its financial statements and the related consolidated statements of income or operations, shareholders' equity and cash flows delivered to the Lender pursuant to Sections 4.01(a)(ix) and 10.01(d) (A) were prepared in accordance with Mexican GAAP or U.S. GAAP, as applicable, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of quarterly financial statements, to year-end adjustments and the absence of footnotes; (B) fairly present its financial condition as of the date thereof and its results of operations for the period covered thereby, subject in the case of any such unaudited financial statements and related statements of income or operations, shareholders' equity and cash flows, to the absence of footnotes and to normal year-end adjustments; and (C) show all of its material Indebtedness and other material liabilities, direct or contingent, as of the date thereof, including liabilities for taxes.

            (ii) Since the date of its most recently delivered audited annual financial statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      (h) Project Information. (i) It has disclosed or provided to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information prepared and furnished by it, and to its knowledge none of the reports or other information furnished on its behalf, to the Lender in connection with the Project and the negotiation of this Agreement or otherwise prepared and delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading. There are no facts or circumstances known to it which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which have not been disclosed to the Lender (other than facts and circumstances which are available to the public).

            (ii) The forecasted balance sheets, income statements and cash flow statements as well as other projections and other forward-looking statements and forecasts with respect to it and the Project (including those contained in the Financial Model, the Life of Mine Plan or any Construction Progress Report) delivered to the Lender are a fair and reasonable description of what they purport to describe and were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of the conditions existing at the time of delivery of such projections, statements or forecasts and represented, at the time of delivery, its best estimate of its future financial performance.

      (i) No Immunity. Neither it nor any of its properties has any immunity from jurisdiction of any court otherwise having valid subject matter and personal jurisdiction or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise). The execution, delivery and performance by it of the Transaction Documents to which it is a party are private and commercial acts performed for private and commercial purposes.

      (j) Title to Properties, Etc. (i) It, together with the other Borrower, has valid, registered title to, or a valid leasehold interest in or other right to use, all Real Property Interests necessary for the development, construction and operation of the Mine in accordance with Applicable Law, the Project Approvals and the Material Project Agreements and as otherwise contemplated by the Life of Mine Plan, free and clear of any Liens, other than Permitted Liens. To its knowledge, the Mining Concessions and any other Real Estate Rights Agreement relating to any Real Property Interest necessary for the development, construction and operation of the Mine in accordance with Applicable Law, the Project Approvals and the Material Project Documents and as otherwise contemplated by the Life of Mine Plan have been validly granted to it and registered (to the extent required by Applicable Law to insure valid title) in its name or the name of the other Borrower and are in full force and effect in accordance with their terms.

            (ii) It has good, legal and valid title to all of its personal property and assets, free and clear of any Liens, other than Permitted Liens.

            (iii) All of the services, utilities, equipment and materials or supplies necessary at the time of this representation to develop, construct, operate and maintain the Mine in accordance with Applicable Law, the Project Approvals and the Transaction Documents and as otherwise contemplated by the Life of Mine Plan are available or will be made available to the Borrowers or the Mining Contractor, including those available from time to time at commercially reasonable rates consistent with those contemplated in the Life of Mine Plan and the Financial Model.

            (iv) Collectively, the Borrowers possess or have the direct or indirect benefit of all other rights necessary for them to develop, construct, operate and finance the Mine in compliance with Applicable Law, the Project Approvals and the Transaction Documents and as otherwise contemplated by the Life of Mine Plan.

            (v) The Mine, if built and operated in accordance with the plans and specifications contained in the Life of Mine Plan, is reasonably expected to conform to and comply in all material respects with all covenants, conditions, restrictions and reservations in Applicable Law, the Project Approvals and the Transaction Documents.

            (vi) It has not executed or delivered any powers of attorney, including, without limitation, any general powers of attorney for acts of domain (poderes generales para actos de dominio), other than any such powers of attorney necessary for the normal operation of the Project in the ordinary course of business in a manner otherwise consistent with its obligations and undertakings under this Agreement and the other Transaction Documents.

            (vii) No mortgage, pledge, financing statement or other instrument or recordation similar in effect covering all or any part of the Collateral purported to be covered by the Collateral Documents or listing such Borrower or any trade name of such Borrower as debtor is on file in any recording office, except such as may have been filed in favor of the Lender or in respect of any other Permitted Lien.

      (k) Payment of Taxes.

            (i) It has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable (including all income, withholding, value added, real and personal property taxes and asset taxes (impuesto al activo)), except those which are subject to Contest.

            (ii) There is no proposed tax assessment against it, including, without limitation, any tax liability in respect of withholding taxes, in connection with the Project, which is not specifically reflected in the Financial Model. The Financial Model accurately reflects all material taxes that will be due and payable by it under current Applicable Law, assuming that it has the income and expenses reflected in the Financial Model.

            (iii) It is not a party to any tax sharing agreement.

      (l) Taxes, Fees and Duties.

            (i) All applicable Other Taxes have been paid in full (except as may be required for the registration of the Collateral Documents which will be paid (or have been paid) in full on or prior to the Initial Funding Date).

            (ii) No Taxes are required to be paid in connection with the execution, delivery, filing, recording, perfection, priority, validity, enforceability or admissibility in evidence of the Transaction Documents except as may be required for the registration of the Collateral Documents which will be paid (or have been paid) in full on or prior to the Initial Funding Date.

            (iii) No Taxes whatsoever are, under Applicable Law, imposed, assessed, levied or collected by Mexico or any political subdivision or taxing authority thereof or therein on, or in respect of, principal, interest, commissions or other amounts payable to the Lender under the Loan Documents, except, as of the date hereof, in respect of interest payments as to which there is a withholding tax payable in accordance with
      Article 195 of the Mexican Income Tax Law (except to the extent exempt pursuant to Article 196 of the Mexican Income Tax Law) or with the Mexico-US tax treaty if applicable.

      (m) Ranking. The Secured Obligations are its direct, unconditional, and unsubordinated senior secured obligations, and such Secured Obligations rank, in right of payment, senior in right of payment and collateral security to all of its other obligations or Indebtedness, other than those obligations or Indebtedness secured by a Permitted Lien.

      (n) Contracts with Affiliates. Each agreement, arrangement, understanding or dealing entered into by it with any of its Affiliates (the "Affiliate Contracts") on or prior to the Closing Date is listed in Schedule 5.01(n) or has otherwise been entered into after the Closing Date in compliance with the terms of this Agreement.

      (o) Material Project Agreements, Etc.

            (i) A copy of each Material Project Agreement, Support Instrument related thereto, Real Estate Rights Agreement, Secured Hedge Agreement, Affiliate Contract, if available, Agreement Approval and Project Approval presently in effect has been furnished or provided to the Lender, and each such copy is true, correct and complete in all material respects.

            (ii) None of the Material Project Agreements, Support Instruments related thereto, or Real Estate Rights Agreements has been amended, modified or supplemented or has been rescinded, terminated, invalidated, suspended or otherwise impaired, other than in accordance with any restrictions on the foregoing actions contained in this Agreement.

            (iii) Each Material Project Agreement, each Support Instrument related thereto and each Real Estate Rights Agreement that is required for the construction or operation of the Mine in accordance with the Life of Mine Plan is in full force and effect.

            (iv) No default by it or, to its knowledge, any other party, has occurred and is continuing, or would result from the consummation of the transactions contemplated under the Loan Documents, under any of the Material Project Agreements, Support Instruments related thereto, Real Estate Rights Agreements, Affiliate Contracts, Agreement Approval or Project Approvals in effect as of the date on which this representation is made.

      (p) Compliance. It is in compliance with the requirements of all Applicable Laws, Agreement Approvals, Project Approvals and all orders, writs, injunctions and decrees applicable to it or to its properties (such compliance to include, without limitation, compliance with the Foreign Corrupt Practices Act of 1977 and all other Applicable Laws relating to money laundering and terrorist activities), except in such instances in which (i) such requirement of Applicable Law, Agreement Approval, Project Approval or order, writ, injunction or decree is subject to Contest or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      (q) Environmental Compliance.

            (i) Except as set forth on Schedule 5.01(q) hereto, its operations and properties comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits by the Borrowers has been, or will be, resolved as required by applicable Environmental Laws and Environmental Permits, and no circumstances exist at the Mine that could reasonably be likely to have a Material Adverse Effect.

            (ii) It conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law with respect to the Mine, and as a result thereof it has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (iii) To its knowledge, there is no asbestos or asbestos-containing material on any property currently owned or operated by it and Hazardous Materials have not been released, discharged or disposed on any property owned or operated by it other than in material compliance with Environmental Laws and Environmental Permits.

            (iv) As of the Closing Date, it is not undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except as set forth in the Environmental Management Plan; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by it have been disposed of in a manner consistent with any applicable Environmental Laws and not reasonably expected to result in a material liability other than remediation expense or other expenses set forth in the Environmental Management Plan.

      (r) Investment Company. Neither it nor any Person Controlling it is or is required to be registered as an "investment company" under the Investment Company Act. Neither the making of any Loan nor the application of the proceeds or repayment thereof by it, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

      (s) Proper Legal Form. This Agreement and each other Loan Document to which it is a party are in proper legal form under the laws of Mexico for the enforcement thereof in accordance with their terms against it (including enforcement of the choice of law provisions), and, to ensure the legality, validity, enforceability and admissibility in evidence of each Loan Document in Mexico, it is not necessary that any Loan Document or any other document be filed or recorded with any court or other authority in Mexico or that any stamp or similar tax be paid on or in respect of any Loan Document, except for those Agreement Approvals which are not currently necessary as indicated in Schedule 5.01(e) and which it in good faith expects will be obtained in the ordinary course as and when required; provided, however, that a Spanish translation by a Mexican court-approved translator will be required for the recordation in Mexico of any such document not written in Spanish.

      (t) ERISA, Etc.

            (i) It is neither a "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of an ERISA Plan nor a participating employer in an ERISA Plan and has incurred no obligation in connection with an ERISA Plan. It is not, and has not been within the preceding six years, an ERISA Affiliate of any Person. Neither the execution of this Agreement or any other Transaction Document nor the consummation of the transactions contemplated hereby or thereby will involve a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 which is not exempt under Section 406 of ERISA or under
      Section 4975 of the Internal Revenue Code of 1986.

            (ii) With respect to each employee benefit scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by it in accordance therewith (a "Foreign Plan"):

                  (A) Any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                  (B) The accrued contributions are sufficient pursuant to
            Applicable Law to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                  (C) Each Foreign Plan required to be registered has been
            registered and has been maintained in good standing with applicable regulatory authorities as required by Applicable Law.

      (u) Use of Proceeds. The proceeds of the NPI Borrowing shall be used for the NPI Acquisition and the proceeds of all other Loans will be used solely to pay Approved Project Costs.

      (v) Indebtedness. Set forth on Schedule 5.01(v) is a complete and accurate list and description of all Indebtedness owed by it or the Guarantor as of the date of this Agreement.

      (w) Investments and Subsidiaries.

            (i) As of the date of this Agreement, it has no Investments.

            (ii) It has no Subsidiaries and is not a general or limited partner in any general or limited partnership or party to any joint venture.

            (iii) It has not engaged in any business other than entering into the Transaction Documents to which it is a party and participating in the transactions contemplated thereby, and such other business as may be reasonably incidental in the ordinary course to the development, construction, financing, ownership, maintenance, management and operation of the Mine and the Project in accordance with the Life of Mine Plan and the Transaction Documents.

            (iv) It is not party to or bound by any Contractual Obligation other than as contemplated by the Transaction Documents to which it is a party or those Contractual Obligations not prohibited by this Agreement.

      (x) Margin Regulations. It is not engaged and will not engage, principally or as one of its important activities in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      (y) Intellectual Property. It owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights currently required in connection with the development and operation of the Mine.

      (z) Perfection, Etc. As of the Closing Date, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and on and after the Closing Date, the Collateral Documents create in favor of the Lender a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, subject to Permitted Liens, securing the payment of the Secured Obligations. It is the legal and beneficial owner of the Collateral purported to be granted by it under the Collateral Documents free and clear of any Lien, except for the Liens and security interests created or permitted under the Loan Documents.

      (aa) Events of Default, Etc. No Prospective Event of Default or Event of Default has occurred and is Continuing.

      (bb) Translations. To the Borrowers' knowledge, all English translations of Transaction Documents executed in a language other than English and delivered by or on behalf of it to the Lender pursuant to the terms of the Loan Documents are true, correct and complete translations thereof.

      (cc) Insurance. Attached hereto as Schedule 5.01(cc) is a true and complete list of all insurance polices maintained or caused to be maintained by or for the Borrowers or their assets (including without limitation any casualty, liability, automobile, directors and officers insurance) as of the date hereof.

      Section 5.02 Representations of the Guarantor. The Guarantor hereby represents and warrants to the Lender that:

      (a) Organization. It (A) is a corporation duly organized and validly existing under the laws of the State of Delaware, (B) has all power and authority to own or lease and operate its property and (C) is duly qualified and is licensed and in good standing under the laws of each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

      (b) Authorization; No Contravention. The execution, delivery and performance by it of each Transaction Document to which it is or is to be a party are within its corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Constituent Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which it is a party or affecting it or its properties or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any Applicable Law. It is not in breach of any Contractual Obligation, the breach of which has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (c) Binding Agreement. This Agreement has been, and each other Transaction Document to which it is or will become a party, when delivered hereunder, will have been duly executed and delivered by it. This Agreement constitutes, and each other Transaction Document when delivered hereunder will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms.

      (d) Consents and Approvals for Agreements. No approval, consent, exemption or authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary for the execution, delivery and performance by, or enforcement against, it of each of the Transaction Documents to which it is a party other than those that have been obtained or made in connection herewith.

      (e) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority by or against it or against any of its properties, assets or revenues that (i) purport to affect or pertain to this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby, or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

      (f) Financial Statements. Each of its financial statements and the related consolidated statements of income or operations, shareholders' equity and cash flows delivered to the Lender pursuant to Sections 4.01(a)(ix) and 10.01(d) (A) were prepared in accordance with Applicable GAAP, consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (B) fairly present its financial condition as of the date thereof and its results of operations for the period covered thereby, subject in the case of any such unaudited financial statements and related statements of income or operations, shareholders' equity and cash flows, to the absence of footnotes and to normal year-end adjustments; and (C) show all of its material Indebtedness and other material liabilities, direct or contingent, as of the date thereof, including liabilities for taxes.

      (g) Ownership of Pledgor. It owns 100% of the Equity Interests in the Pledgor.

                                   ARTICLE VI
                                    ACCOUNTS

      Section 6.01 Creation of the Accounts.

      (a) Establishment of Accounts. The Offshore Account Holder is hereby directed to cause to be established on or before the Initial Funding Date, in the name of the Lender and dominion of the Lender and subject to the terms of this Agreement, the following segregated Dollar-denominated offshore accounts and subaccounts thereof:

            (i) a Dollar revenues and disbursement account (the "Offshore Revenues and Disbursement Account") and a cash trap account related to, or subaccount of, the Offshore Revenues and Disbursement Account (the "Cash Trap Subaccount");

            (i) a debt service reserve account (the "Debt Service Reserve Account");

            (ii) an Insurance Proceeds account (the "Insurance Proceeds Account"); and

            (iii) an offshore operating account (the "Offshore Operating Account").

      (b) Lender Control. Commencing with the Initial Funding Date and until all amounts due or to become due in respect of any of the Secured Obligations have been paid in full in cash, each Offshore Account shall be maintained in the name of and, subject to Sections 6.07 and 6.11 and any other relevant provisions hereof or of any Contractual Obligation establishing such accounts, under the sole dominion and control of the Lender. Each of the Offshore Accounts shall be separate from all other accounts under the control or dominion of the Lender. The Borrowers irrevocably confirm the authority of (and direct and authorize) the Lender to, and the Lender agrees to, deposit into, or credit to, and transfer funds from the Offshore Accounts in accordance with this Agreement or the other Loan Documents or as otherwise agreed between the Lender and the Borrowers. The Offshore Accounts shall be subject to Applicable Laws of any applicable Governmental Authority, as may now or hereafter be in effect.

      (c) Limited Borrower Rights. The Borrowers shall not have any rights against or to moneys on deposit in, or credited to, the Offshore Accounts, as third-party beneficiary or otherwise, except the right of the Borrowers to receive or make requisitions of moneys on deposit in, or credited to, the Offshore Accounts, as permitted by this Agreement or the other Loan Documents. In no event shall any amounts deposited into, or credited to, any Offshore Account, be registered in the name of the Borrowers, payable to the order of the Borrowers, or specially endorsed to the Borrowers, except to the extent that the foregoing have been specially endorsed to the Lender or endorsed in blank.

      Section 6.02 Onshore Accounts. Any accounts maintained by the Borrowers in Mexico (the "Onshore Operating Accounts") shall be subject to the lien of the Account Pledge Agreement and the Lenders shall have the right to direct payments from the Onshore Operating Accounts in accordance with the terms of the Account Pledge Agreement.

      Section 6.03 Subaccounts.

      (a) Generally. In addition to the Cash Trap Subaccount or other subaccount specified in Section 6.01(a), each Offshore Account may include one or more securities subaccounts (each such account or subaccount of an Onshore Account or an Offshore Account, a "Subaccount"), established and maintained by the Offshore Account Holder, at its offices in London, United Kingdom, in the name of the Lender in accordance with the instructions and directions of the Lender following any request made from time to time by the Borrowers as provided in this Section 6.03 and approved by the Lender pursuant to Section 6.03(e). Each Subaccount shall be identified with the particular Account to which it relates and shall be segregated from any other Subaccount.

      (b) Notice to Lender. The Borrowers shall give the Lender at least twenty
(20) days' prior notice of its intention to request the designation of a Subaccount.

      (c) References to Accounts. Unless otherwise specified in this Agreement, all references to any Account shall include references to all related Subaccounts thereof and such Subaccounts shall be subject to the same restrictions and limitations as the Accounts to which they relate.

      (d) No Second-Tier Subaccounts. No Subaccount may itself include another Subaccount.

      (e) Required Lender Approval. Any Subaccount in addition to those contemplated by Section 6.02(a) must be approved by the Lender.

      Section 6.04 Deposits or Credits.

      (a) Loan Proceeds. The proceeds of the NPI Borrowing shall be deposited into the Onshore Operating Account and may be used by MSR at any time thereafter for the NPI Acquisition. The proceeds of all other Loans advanced hereunder shall be directly deposited into, or credited to, the Offshore Revenues and Disbursement Account.

      (b) Insurance Proceeds. The Borrowers shall direct each Person from whom they receive or are entitled to receive Insurance Proceeds to pay such Insurance Proceeds directly to the Lender for deposit into, or credit to, the Insurance Proceeds Account. If the Borrowers or any Affiliate shall receive any such Insurance Proceeds, the Borrowers shall deliver, or shall cause such Affiliate to deliver, such Insurance Proceeds in the exact form received (with any necessary endorsement) to the Lender together with instructions that such Insurance Proceeds be deposited into, or credited to, the Insurance Proceeds Account. The Lender shall have the right to receive all Insurance Proceeds directly from the Persons paying the same. All Insurance Proceeds received by the Lender and identified as such shall be promptly deposited into, or credited to, the Insurance Proceeds Account.

      (c) Offshore Revenues and Disbursement Account. Subject to Sections 6.04(a) and (b), the Borrowers shall irrevocably direct each Person from whom they receive or are entitled to receive any Project Revenues or any other amounts payable to the Borrowers, including, without limitation, (i) any proceeds from the sale of any property or assets permitted under Section 8.01(f), (ii) any Business Interruption Proceeds, and (iii) all amounts payable by the Lender under any Secured Hedge Agreement, to pay such Project Revenues or other amounts to the Lender for deposit into, or credit to, the Offshore Revenues and Disbursement Account. Upon the Continuance of a Prospective Event of Default or an Event of Default, the Lender shall have the right to receive all Project Revenues or other amounts payable to the Borrowers directly from the Persons paying the same. If the Borrowers or any Affiliate shall receive any Project Revenues or other amounts required to be deposited into, or credited to, the Offshore Revenues and Disbursement Account pursuant to this clause (c), the Borrowers shall deliver, or shall cause such Affiliate to deliver, such Project Revenues or amounts in the exact form received (with any necessary endorsement) to the Lender together with instructions that any such amounts be deposited into, or credited to, the Offshore Revenues and Disbursement Account. Subject to Sections 6.04(a) and (b), all Project Revenues or other amounts payable to the Borrowers received by the Lender shall be promptly deposited into, or credited to, the Offshore Revenues and Disbursement Account. Any unidentified funds delivered to the Lender for the account of the Borrowers shall be deemed to be Project Revenues and shall be deposited into the Offshore Revenues and Disbursement Account for further application as provided herein, unless and until the Lender receives further instructions with respect to such unidentified funds from the Borrowers as provided herein.

      (d) Payments in Trust. If, notwithstanding the instructions required to be given in accordance with this Section 6.04, any payments are remitted to the Borrowers or another Person (other than the Offshore Account Holder or the Onshore Operating Account Holder) in accordance with this Agreement (it being the intent and understanding of the parties hereto that such payments are not to be made directly to the Borrowers or any other Person but directly to the Offshore Account Holder or the Onshore Operating Account Holder, as the case may be, for deposit into, or credit to, the relevant Account for application in accordance with this Article VI), then the Borrowers or such other Person shall receive such payments into a constructive trust for the benefit of the Lender and subject to the Lender's security interest, and shall (or shall use its commercially reasonable efforts to cause the Person receiving such payments to) promptly remit such payments, properly identified, to the Offshore Account Holder or the Onshore Operating Account Holder for deposit into, or credit to, the Account or Accounts designated by this Section 6.04.

      Section 6.05 Transfers to and Withdrawals from Offshore Revenues and Disbursement Accounts Pre-Default. So long as no Prospective Event of Default or Event of Default has occurred and is Continuing (or would occur after giving effect to any application of funds contemplated hereby), the Offshore Account Holder shall on each Funds Transfer Date transfer available funds on deposit in, or credited to, the Offshore Revenues and Disbursement Account to the following Accounts on the dates indicated in the following order of priority:

                  first, to the Offshore Operating Account, on each Funds
            Transfer Date occurring prior to the Economic Completion Date, the amount certified by the Borrowers in the relevant Estimated Payment Certificate to meet Approved Project Costs;

                  second, to the Offshore Operating Account, on each Funds
            Transfer Date occurring on or after the Economic Completion Date, the amount certified by the Borrowers in the relevant Estimated Payment Certificate to meet Operating Costs, Taxes imposed on or measured by income or receipts and any Anglo NSR Payments;

                  third, to the Lender, on each Payment Date or on any other
            Business Day on which the Lender has notified the Offshore Account Holder that any payments in respect of costs and expenses (including reasonable legal fees and expenses), indemnification payments and other amounts (other than any payments in respect of fees, interest, principal and settlements under any Secured Hedge Agreements) are due and payable by the Borrowers in respect of the Secured Obligations, an amount equal to all such amounts stated in any of the notices delivered pursuant to Section 6.09 to be then due and payable in respect of the Secured Obligations (other than any payments in respect of fees, interest and principal and settlements under any Secured Hedge Agreements);

                  fourth, on a pro rata basis as between the following clauses
            (i) and (ii), to (i) the Lender, on each Payment Date or on any other Business Day on which the Lender has notified the Offshore Account Holder that any payments in respect of fees or interest are due and payable by the Borrowers in respect of the Secured Obligations, an amount equal to such Secured Obligations as certified to the Offshore Account Holder on or prior to such date by any of the Borrowers or the Lender pursuant to Section 6.09 and (ii) to the Peso Withholding Subaccount, any Mexican withholding tax applicable to such amounts, in the amount certified to the Offshore Account Holder on or prior to such date by any of the Borrowers or the Lender pursuant to Section 6.09;

                  fifth, to the Lender, on each Payment Date or on any other
            Business Day on which the Lender has notified the Offshore Account Holder that any payments in respect of principal or settlements under any Secured Hedge Agreements are due and payable by the Borrowers in respect of the Secured Obligations, an amount equal to such Secured Obligations as certified to the Offshore Account Holder on or prior to such date by any of the Borrowers or the Lender pursuant to Section 6.09;

                  sixth, to the Debt Service Reserve Account, on each Quarterly
            Date occurring after the Economic Completion Date, the amount of any Debt Service Reserve Deficiency for such Quarterly Date, as certified on or prior to such Quarterly Date by either the Borrowers or the Lender;

                  seventh, to the Lender, on each Excess Cash Flow Payment Date, as a mandatory prepayment of the Loans, the amount of Excess Cash Flow specified in Section 2.03(b);

                  eighth, to the Lender, on the Business Day occurring two (2)
            Business Days prior to the date specified for any voluntary prepayment of the Loans by the Borrowers in any notice delivered by the Borrowers pursuant to Section 2.03(a), an amount equal to the amount of the relevant voluntary prepayment of the Secured Obligations as specified in such notice in respect of such voluntary prepayment payable by the Borrowers as a result of such prepayment, as certified to the Offshore Account Holder on or prior to such date by any of the Borrowers or the Lender;

                  ninth, to the Cash Trap Subaccount on each Excess Cash Flow
            Payment Date, all Excess Cash Flow remaining after the payments pursuant to clauses sixth through eighth above if the Debt Service Coverage Ratio or the Projected Debt Service Coverage Ratio for the relevant Annual Period on the immediately preceding Calculation Date is not at least 1.5:1.0;

                  tenth, to the Lender, as a prepayment of the Loans, on each
            Excess Cash Flow Payment Date, if the Debt Service Coverage Ratio or the Projected Debt Service Coverage Ratio for the relevant Annual Period has been less than 1.5:1.0 for the immediately preceding three (3) Quarterly Periods, an aggregate principal amount of the Loans equal to all Excess Cash Flow including those funds on deposit in the Cash Trap Subaccount; provided that as of any Excess Cash Flow Payment Date on which the Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio for the relevant Annual Period has reached at least 1.5:1.0 for two (2) consecutive Quarterly Periods, any such Excess Cash Flow shall be available to be paid pursuant to clause eleventh below;

                  eleventh, to the Unrestricted Account, on any Excess Cash Flow
            Payment Date, an amount equal to any Restricted Payment requested by the Borrowers in a notice delivered pursuant to Section 6.10.

            Funds not transferred pursuant to the foregoing provisions shall remain in the Offshore Revenues and Disbursement Account. Any prepayment of the Loans pursuant to clause tenth above shall be applied to the principal repayment installments thereof in inverse order of maturity.

      Section 6.06 Transfers and Withdrawals from Accounts During the Continuance of a Default.

      (a) Notice from Lender. If any Prospective Event of Default or Event of Default shall have occurred and be Continuing, the Lender may notify the Offshore Account Holder that a Prospective Event of Default or an Event of Default, as the case may be, has occurred and is Continuing and the Offshore Account Holder shall no longer accept instructions from the Borrowers with respect to the transfer and investment of funds, on deposit in, or credited to, the Accounts, and thereafter only shall accept instructions for the investment or transfer of funds in such Accounts solely from the Lender (or such Person or Persons as the Lender may designate).

      (b) Investments; Transfers and Withdrawals. Upon the occurrence and during the Continuance of any Prospective Event of Default or Event of Default, the Lender shall be entitled to request the Offshore Account Holder to make, and the Offshore Account Holder shall make, payments from the Accounts to the Lender for application in accordance with the terms of the Loan Documents.

      Section 6.07 Transfers and Withdrawals from Offshore Operating Account. So long as no Prospective Event of Default or Event of Default has occurred and is Continuing (or would occur after giving effect to any application of funds contemplated hereby), the Borrowers may withdraw or transfer amounts from the Offshore Operating Account, and such withdrawals and transfers shall be effected by the Offshore Account Holder on the demand of the Borrowers in the same manner usual and customary for such withdrawals or transfers. The Borrowers may withdraw or transfer amounts from the Offshore Operating Account solely and in such amounts as may be required in the ordinary course of business to make payments of Project Costs or Operating Costs, as the case may be, as and when due to third parties to the extent such Project Costs or Operating Costs, as the case may be, were included in any previously delivered Estimated Payment Certificate.

      Section 6.08 Estimated Payment Certificate. Concurrently with the delivery of the initial Loan Notice (excluding any Loan Notice delivered in respect of the NPI Borrowing) and in each calendar month occurring thereafter, at least seven (7) Business Days prior to the Funds Transfer Date for such calendar month, the Borrowers shall deliver to the Lender, the Independent Engineer and the Offshore Account Holder an Estimated Payment Certificate in respect of the next-occurring or anticipated Funds Transfer Date. Within five (5) Business Days after delivery of such Estimated Payment Certificate, the Lender shall have received from the Independent Engineer an approved and acknowledged copy of such Estimated Payment Certificate, which approval shall state that the amounts set forth in the Estimated Payment Certificate will be necessary to pay Approved Project Costs due and payable within forty-five (45) days of the relevant Funds Transfer Date and are substantially in accordance with the Construction Budget and the Life of Mine Plan and the aggregate amount of costs projected to be incurred in achieving Economic Completion by the Scheduled Economic Completion Date does not exceed Total Funding Available (after giving pro forma effect to such Borrowing and payment of any Approved Project Costs to be made with the proceeds of such Borrowing). The Offshore Account Holder may conclusively rely upon the contents of any Estimated Payment Certificate that has been approved by the Independent Engineer absent manifest error.

      Section 6.09 Secured Obligation Payment Notices. The Lender agrees that at least ten (10) Business Days before each Quarterly Date or on any other day that any amounts may be due and payable (other than pursuant to Section 2.03 and clause tenth of Section 6.05) by the Borrowers in respect of the Secured Obligations, it shall deliver to the Offshore Account Holder and the Onshore Account Holder a certificate setting forth the aggregate amount of Debt Service that is due and payable to the Lender under this Agreement and under any Secured Hedge Agreement to which it is a party, in each case on the relevant day on which payment is due.

      Section 6.10 Restricted Payment Notices. If the Borrowers wish to make a Restricted Payment, they shall, not less than five (5) Business Days prior to the applicable Excess Cash Flow Payment Date, notify the Lender and the Offshore Account Holder thereof.

      Section 6.11 Transfers and Withdrawals from Offshore and Onshore Operating Accounts.

      (a) Onshore and Offshore Operating Account Pre-Default.

            (i) So long as no Prospective Event of Default or Event of Default has occurred and is Continuing (or would occur after giving effect to any application of funds contemplated hereby), the Borrowers may transfer funds on deposit in, or credited to, the Offshore Operating Account or the Onshore Operating Account, as the case may be, as provided in this Section
      6.11. Funds may be transferred from the Offshore Operating Account to the Onshore Operating Account and from the Onshore Operating Account to the Offshore Operating Account at any time in accordance with such direction; provided that the Borrowers may transfer funds from the Offshore Operating Account to the Onshore Operating Account only to the extent that there are insufficient funds on deposit in, or credited to, the Onshore Operating Account to pay Project Costs or Operating Costs, as the case may be, that will become payable in Mexico in Pesos up to and including the subsequent Funds Transfer Date and such insufficiency has been certified by the Borrowers and the Independent Engineer to the Offshore Account Holder and the Lender.

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            (ii) So long as no Prospective Event of Default or Event of Default has occurred and is Continuing (or would occur after giving effect to any application of funds contemplated hereby), funds on deposit in, or credited to, the Onshore Operating Account shall be applied to pay Project Costs or Operating Costs, as the case may be, set forth in the applicable Estimated Payment Certificate as and when due to third parties or to pay any amounts due to any Mexican Governmental Authorities as Taxes in connection with any payment of the Secured Obligations, as notified by the Borrowers to the Onshore Account Holder from time to time; provided that if the Borrowers shall fail to instruct the Onshore Account Holder to make any such payment when due, the Lender may deliver an instruction to the Onshore Account Holder instructing the Onshore Account Holder to make such payment .

      (b) Notwithstanding anything in this Section 6.11 to the contrary, if any Prospective Event of Default or Event of Default shall have occurred and be Continuing, the Offshore Account Holder will act in accordance with the instructions of the Lender as provided in Section 6.06(a).

      Section 6.12 Debt Service Reserve Account.

      (a) Funds in the Debt Service Reserve Account may be transferred only as follows:

            (i) So long as no Prospective Event of Default or Event of Default has occurred and is Continuing (or would occur after giving effect to any application of funds contemplated hereby), on any date if the funds transferred to the Lender pursuant to priorities third through fifth of
      Section 6.05 or pursuant to Section 6.06(b), as applicable, are less than the amount of Secured Obligations required to be transferred on such date pursuant to such priorities, the Offshore Account Holder shall transfer to the Lender from the Debt Service Reserve Account the amount of any such deficiency.

            (ii) Upon the occurrence of any Prospective Event of Default or Event of Default, the Offshore Account Holder shall retain the funds on deposit in, or credited to, the Debt Service Reserve Account in such Account, and the Offshore Account Holder shall only shall accept instructions for the investment or transfer of funds in such Account solely from the Lender (or such Person or Persons as the Lender may designate).

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      Section 6.13 Insurance Proceeds Account. Amounts on deposit in, or credited to, the Insurance Proceeds Account from time to time shall be applied in accordance with Section 11.02.

      Section 6.14 Reports and Certifications.

      (a) Offshore Accounts. The Offshore Account Holder shall deliver to the Borrowers and the Lender, no later than twenty (20) days after the end of each month following the Initial Funding Date, copies of the account statements for all Offshore Accounts (including all Subaccounts) for each month prepared or compiled by the Offshore Account Holder. Such account statements shall indicate, with respect to each such account, deposits, credits and transfers, investments made and closing balances.

      (b) Onshore Accounts. The Borrowers shall deliver to the Lender, no later than twenty (20) days after the end of each month following the Initial Funding Date, copies of the account statements for all Onshore Accounts for each month prepared or compiled by the Onshore Account Holder. Such account statements shall indicate, with respect to each such account, deposits, credits and transfers, investments made and closing balances.

      (c) Borrowers' Representation. Each time the Borrowers direct the Offshore Account Holder or the Onshore Account Holder to make a transfer or withdrawal from an Account, they shall be deemed to represent and warrant for the benefit of the Lender that such transfer or withdrawal is being made in an amount, and shall be applied solely for the purposes, permitted by this Agreement. The Offshore Account Holder and the Onshore Account Holder may conclusively rely on, and shall incur no liability in so relying on, any such direction.

      Section 6.15 Books and Accounts. The Offshore Account Holder shall maintain all such accounts, books and records as may be necessary properly to record all transactions carried out by it under this Agreement. The Offshore Account Holder shall permit the Lender (subject to the confidentiality provisions set forth in Section 15.07), the Borrowers and their authorized representatives to examine such accounts, books and records; provided that any such examination shall occur upon reasonable notice and during normal business hours.

      Section 6.16 Offshore Account Holder Undertakings. The Borrowers and the Offshore Account Holder represent and warrant to, and agree with, the Lender as follows:

      (a) To the extent that funds are credited to any Offshore Account, such Offshore Account is a deposit account; and to the extent that financial assets are credited to any Offshore Account, such Offshore Account is a securities account.

      (b) The Offshore Account Holder is (i) the bank with which each Offshore Account that is a deposit account is maintained and (ii) the securities intermediary with respect to financial assets held in any Offshore Account that is a securities account.

      (c) The Lender is the entitlement holder with respect to the property (including, without limitation, funds and financial assets) credited to any Offshore Account.

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      (d) The Borrowers and the Offshore Account Holder do not know of any claim to or interest in any Offshore Account or any property (including, without limitation, funds and financial assets) credited to any Offshore Account, except for claims and interests of the Lender referred to in this Agreement.

      (e) The Offshore Account Holder will comply with (i) all instructions directing disposition of the funds in any and all of the Offshore Accounts, (ii) all notifications and entitlement orders that the Offshore Account Holder receives directing it to transfer or redeem any financial asset in any and all of the Offshore Accounts, and (iii) all other directions concerning any and all of the Offshore Accounts, including, without limitation, directions to distribute to the Lender proceeds of any such transfer or redemption or interest or dividends on property in any and all of the Offshore Accounts (any such instruction, notification or direction referred to in clause (i), (ii) and (iii) above being an "Account Direction"), in each case of clauses (i), (ii) and (iii) above originated by the Lender without further consent by the Borrowers or any other Person.

      (f) Except as otherwise provided in this Article VI, the Offshore Account Holder will comply with Account Directions and other directions concerning each Account originated by the Borrowers without further consent by the Lender.

      (g) The Offshore Account Holder will not comply with any Account Direction originated by the Borrowers that would require the Offshore Account Holder to make a free delivery of any funds or financial asset to the Borrowers or any other Person.

      (h) Upon and during the Continuance of a Prospective Event of Default or Event of Default, the Offshore Account Holder will comply only with Account Directions originated by the Lender and will cease complying with Account Directions or other directions concerning the Offshore Accounts originated by the Borrowers.

      (i) The Offshore Account Holder (i) is subordinated to the Lien granted in favor of the Lender under the Collateral Documents any security interest, lien or right of recoupment or setoff that the Offshore Account Holder may have, now or in the future, against any Offshore Account or property (including, without limitation, any funds and financial assets) credited to any Offshore Account and
(ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Collateral Documents are terminated, except, that the Offshore Account Holder (A) will retain its prior security interest and lien on property credited to any Offshore Account, (B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against any Offshore Account, in the case of clauses (A), (B) and (C) above, to secure or to satisfy, and only to secure or to satisfy, payment (x) for such property, (y) for its customary fees and expenses for the routine maintenance and operation of such Offshore Account, and (z) if such Offshore Account is a deposit account, for the face amount of any items that have been credited to such Offshore Account but are subsequently returned unpaid because of uncollected or insufficient funds.

      (j) The Offshore Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to the Offshore Accounts.

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      (k) When the Offshore Account Holder knows of any claim or interest in any
Offshore Account or any property (including, without limitation, funds and financial assets) credited to any Offshore Account other than the claims and interests of the Lender under this Agreement and the Collateral Documents, the Offshore Account Holder will promptly notify the Lender and the Borrowers of such claim or interest.

      (l) Except for permitting a withdrawal, delivery or payment in violation of the terms of this Article VI, the Offshore Account Holder will not be liable to the Lender for complying with Account Directions or other directions concerning any Offshore Account from the Borrowers that are received by the Offshore Account Holder before the Offshore Account Holder receives notice of the occurrence of any Prospective Event of Default or Event of Default.

      (m) This Agreement does not create any obligation of the Offshore Account Holder except for those expressly set forth in this Agreement and, in the case of any Offshore Account that is a securities account, in Part 5 of Article 8 of the UCC, and in the case of any Offshore Account that is a deposit account, in
Article 4 of the UCC.

      (n) The Offshore Account Holder agrees with the Lender and the Borrowers that, to the fullest extent permitted by Applicable Law, all property (other than funds) credited from time to time to any Offshore Account will be treated as financial assets under Article 8 of the UCC.

      (o) The State of New York is, and will continue to be the Offshore Account Holder's jurisdiction of organization for purposes of Section 8-110(e) of the UCC.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

      Section 7.01 Affirmative Covenants. So long as the Lender shall have any Commitment hereunder, any Secured Hedge Agreement shall be in effect or any Loan or other Secured Obligation hereunder or under any other Loan Document which is accrued and payable shall remain unpaid or unsatisfied, each of the Borrowers and, with respect to subsections (a), (b), (d)(i), (e), (h) and (j) below, the Guarantor, shall:

      (a) Compliance with Laws, Etc. Comply in all respects with all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Applicable Law or order, writ, injunction or decree is subject to Contest or where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (b) Payment of Obligations. Pay and discharge as the same shall become due and payable all of its obligations and liabilities unless the same are subject to Contest, including (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are subject to Contest; (ii) all lawful claims that, if unpaid, would by law become a Lien upon its properties, unless the same are subject to Contest; and (iii) all Indebtedness as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless the same are subject to Contest; except, in each case, where the failure to so pay or discharge could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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

      (c) Compliance with Environmental Laws, Etc. Except where the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) comply, and use commercially reasonable efforts to cause each other Person operating or occupying its properties to comply, with all applicable Environmental Laws (including any such Environmental Laws relating to the discharge, release, transport, disposal and cleanup of Hazardous Materials), Environmental Permits and the Environmental Management Plan; (ii) obtain and renew all Environmental Permits necessary at such point in time for its operation of the Mine; and (iii) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to mitigate or remediate Hazardous Materials at its properties, as required in accordance with applicable Environmental Laws and the Environmental Management Plan; provided, however, that the Borrowers shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is subject to Contest.

      (d) Preservation of Existence, Etc. (i) Preserve, renew and maintain in full force and effect its legal existence under the laws of its jurisdiction;
(ii) take all reasonable action to obtain and maintain in full force and effect all Agreement Approvals, Project Approvals and all other rights, privileges, permits, licenses and franchises necessary at such point in time for the development and operation of the Mine in accordance with the Life of Mine Plan, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (e) Books and Records. (i) Maintain proper books of record and account in which full, true and correct entries in conformity with Applicable GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business and (ii) maintain such books of record and account in material conformity with applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

      (f) Inspection Rights. Permit representatives and independent contractors of the Lender, including, without limitation, the Independent Engineer, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Borrower and subject to (a) conducting such inspections in a manner that does not unreasonably disrupt the Borrowers' operations, (b) the confidentiality provisions set forth in Section 15.07 and (c) applicable health and safety laws and regulations and policies adopted by either Borrower; provided, however that when an Event of Default exists the Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice, but otherwise subject to the restrictions set forth in this Section.

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

      (g) Maintenance of Properties, Etc. (i) Maintain, preserve and protect all its material properties and equipment necessary in the operation of the Mine in good working order and condition, ordinary wear and tear excepted, and in accordance with Prudent Industry Practices and (ii) make, or use commercially reasonable efforts to cause to be made, all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      (h) Further Assurances. Promptly upon the request of the Lender, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof; and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by Applicable Law, subject its properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, subject to Permitted Liens and (D) assure, convey, grant, assign, transfer, preserve and protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted, to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which it is or is to be a party.

      (i) Material Project Agreements and Real Estate Rights Agreements. (i) Perform and observe in all material respects the terms and provisions of each Material Project Agreement and Real Estate Rights Agreement to be performed or observed by it, subject to those being Contested, (ii) maintain each Material Project Agreement and any Support Instrument relating thereto and each Real Estate Rights Agreement in full force and effect in accordance with its terms and for the period of time covered thereby, (iii) exercise in all material respects its rights, discretion and remedies under each Material Project Agreement, related Support Instrument and each Real Estate Rights Agreement, in accordance with their respective terms and in a manner consistent with (and subject to) its obligations under the Loan Documents, and (iv) notify the Lender of any proposed material amendment, termination, modification or waiver of any Material Project Agreement.

      (j) Transactions with Affiliates. Conduct all transactions with any of its Affiliates on terms that are commercially fair and reasonable and no less favorable to it than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

      (k) Use of Proceeds. Use the proceeds of the NPI Borrowing (if any) for the NPI Acquisition and the proceeds of all other Loans solely to pay Approved Project Costs.

      (l) Ranking. Undertake that its Secured Obligations shall at all times rank in right of payment and collateral security senior to all of its other obligations or Indebtedness, other than to the extent (i) secured by a Permitted Lien, (ii) pursuant to the Subordinated Royalty Payments and (iii) given priority under Applicable Law.

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

      (m) Construction and Operation of the Project. Use its commercially reasonably efforts to cause the design, construction, completion and operation of the Mine to be carried out and completed with due diligence and continuity and in accordance with Applicable Law, sound, generally accepted construction and engineering practices, the plans and specifications set forth in the Life of Mine Plan and Prudent Industry Practices.

      (n) Translation of Loan Documents. Within sixty (60) days of the date of this Agreement, deliver to the Lender copies of Spanish translations of this Agreement, certified by a Mexican court-approved translator to be true, complete and correct translations of each such Loan Document.

      (o) Covenant to Give Security. Upon the acquisition of any property which is not already subject to a perfected first priority security interest in favor of the Lender, at its own expense, (i) within ten (10) Business Days of such acquisition, furnish to the Lender a description of the property so acquired,
(ii) within thirty (30) days of such acquisition, duly execute and deliver a mortgage, pledge, assignment and other security agreements, as specified by and in form and substance reasonably satisfactory to the Lender, securing payment of all of the Secured Obligations and constituting Liens on all such properties,
(iii) within thirty (30) days of such acquisition, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Lender to vest in the Lender valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments and security agreements delivered pursuant to this Section 7.01(p), enforceable against all third parties in accordance with their terms, and (iv) within sixty
(60) days after such acquisition, deliver to the Lender, if the Lender so requests, a signed copy of an opinion, addressed to the Lender, of counsel for the Borrowers reasonably acceptable to the Lender as to the matters contained in clauses (ii) and (iii) above, as to such mortgages, pledges, assignments and security agreements being legal, valid and binding obligations of the Borrowers enforceable in accordance with their terms, as to the matters contained in clause (iii) above, and to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Lender may reasonably request.

      (p) Hedge Agreements.

            (i) Maintain at all times thereafter with the Lender the Gold Hedge Agreements or other gold Hedge Agreements with a counterparty reasonably acceptable to the Lender covering the aggregate scheduled monthly production of Gold that would have been covered at such time by the Gold Hedge Agreement as in effect on the date hereof.

            (ii) Without duplication of the Hedge Agreements contemplated by clause (i), enter into on or prior to the Initial Funding Date, and maintain at all times thereafter with the Lender pursuant to a Master Agreement, on terms and conditions reasonably satisfactory to the Lender interest rate Hedge Agreements which effectively enable the Borrowers, as at any date, to protect the Borrowers against London interbank offered rates in a manner and to the extent reasonably satisfactory to Lender.

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

      (q) Maintenance of Supplies. Maintain at all times, or cause the Mining Contractor to maintain at all times an adequate supply of spare parts and consumables or maintain at all times, or cause the Mining Contractor to maintain at all times in full force and effect contracts providing for an adequate supply of spare parts and consumables, in each case as may be necessary for the Project.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

      Section 8.01 Negative Covenants. So long as the Lender shall have any Commitment, any Secured Hedge Agreement shall be in effect or any Loan or other Secured Obligation hereunder or under any other Loan Document which is accrued and payable shall remain unpaid or unsatisfied, each of the Borrowers and, with respect to subsections (a), (b), (e), (f), (g), (h), (l)-(n), (q)(iv) and (r) below, the Guarantor, shall not directly or indirectly:

      (a) Limitation on Liens. Other than Permitted Liens and in the case of the Guarantor, Liens incurred in the ordinary course of its business that do not secure assets in excess of $1,000,000, (i) create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, (ii) sign or file or suffer to exist, under the Applicable Laws of any jurisdiction (including the Uniform Commercial Code of any jurisdiction), a financing statement that names it as debtor or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, (iii) file or suffer to exist any agreement in respect of its properties assets or revenues on file with the Recorder of Deeds in the District of Columbia, United States of America or with any public registry of property and commerce located in Mexico or (iv) assign any accounts or other right to receive income.

      (b) Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than:

            (i) Indebtedness under the Loan Documents;

            (ii) obligations (contingent or otherwise) existing or arising under any Hedge Agreement entered into by it in accordance with Section 7.01(q);

            (iii) Indebtedness existing as of the Closing Date as referenced in the financial statements delivered to the Lender and set out more specifically in Schedule 8.01(b)(iii) hereto;

            (iv) Indebtedness consisting of Capitalized Leases or Indebtedness incurred to provide all or a portion of the purchase price of furniture, fixtures and equipment, provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such furniture, fixture or equipment, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) the total amount of all such Indebtedness shall not exceed $250,000 at any time outstanding;

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

            (v) Indebtedness (a) incurred in the ordinary course of business in connection with Project Costs or Operating Costs associated with the purchase or acquisition of equipment, property and assets (by way of open accounts and credit extended by suppliers on normal trade terms in connection with purchases of goods and services) (b) owing under documentary letters of credit for the purchase of goods or other merchandise generally made in the ordinary course of business and (c) reclamation, performance, surety, bid, appeal or similar bonds or deposits arising in the ordinary course of business, provided that the total amount of all such Indebtedness shall not exceed $3,000,000 at any time outstanding;

            (vi) unsecured intercompany Indebtedness among the Loan Parties, so long as such Indebtedness is expressly subordinated to the Loan Facility;

            (vii) Indebtedness in respect of Taxes, assessments or charges of Governmental Authorities, and Indebtedness in respect of amounts accrued and payable in connection with employment, materials or supplies; and

            (viii) in the case of the Guarantor, Indebtedness incurred in the ordinary course of business provided that the total amount of all such Indebtedness shall not exceed $1,000,000 at any time outstanding.

      (c) Change in Nature of Business or Project.

            (i) Engage in any business other than the current business of the Borrowers, including development and operation of the Project and activities related thereto or associated therewith.

            (ii) Change the purpose, nature or scope of the Project from that described in the Life of Mine Plan.

      (d) Principal Place of Business. Maintain any place of business outside of Mexico.

      (e) Mergers, Etc. Merge, dissolve, liquidate, consolidate with or into any Person or otherwise Dispose of (whether in one transaction or a series of transactions) all or substantially all of its properties or assets (whether now or hereafter acquired) to or in favor of any Person or acquire all or substantially all of the assets of any Person, except for, in the case of the Guarantor, mergers with another Person where the Guarantor is the surviving party and acquisitions of all or substantially all the assets of another Person, in each case so long as the aggregate consideration paid by the Guarantor does not exceed $3,000,000 per year.

      (f) Disposition. Make any Disposition or enter into any agreement to make any Disposition, except:

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            (i) Dispositions of Gold or other minerals in the ordinary course of business;

            (ii) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (iii) Dispositions of or reductions in or diminution of mining land or other Real Property Interests or abandonment of or desisting from mining claims or other Real Property Interests, when such right, title or interest is not necessary for the development of the Project in accordance with the Life of Mine Plan and such Disposition, abandonment, reduction or desistment could not reasonably be expected to have a Material Adverse Effect; and

            (iv) in the case of the Guarantor, Dispositions of property provided that the total amount of all such Dispositions shall not exceed $1,000,000 in the aggregate per year.

      (g) Investments. Make or hold any Investments in any Person except for (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss, (iii) cash or Cash Equivalents, (iv) Investments made by a Loan Party in or to another Loan Party, or (v) in the case of the Guarantor, Investments not exceeding $5,000,000 in the aggregate per year.

      (h) Amendments of Constituent Documents. Amend in any material respect any of its Constituent Documents.

      (i) Accounting Changes, Etc. Make any change in (i) accounting policies or reporting practices, except as required by Mexican GAAP or (ii) its fiscal year.

      (j) Prepayments, Etc., of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except prepayments of the Secured Obligations.

      (k) Material Project Agreements, Etc. (i) Cancel or terminate any Material Project Agreement or Real Estate Rights Agreement or consent to or accept any cancellation or termination thereof, except in each case if such Contractual Obligations terminate at the end of their term or approved in writing by Lender
(ii) amend, modify or change in any material manner any term or condition of any Material Project Agreement, any Support Instrument related thereto or any Real Estate Rights Agreement or give any material consent, waiver or approval thereunder, (iii) waive any material defaults under or any material breach of any term or condition of any Material Project Agreement, any Support Instrument related thereto or any Real Estate Rights Agreement, or (iv) consent to any assignment or transfer of material rights under any Material Project Agreement, any Support Instrument related thereto or any Real Estate Rights Agreement, Project Approval or Agreement Approval (other than as required by the Collateral Documents), or (v) take any other action in connection with any Material Project Agreement or any Support Instrument related thereto that would materially impair the value of its interest or rights thereunder or that would impair the rights or interests of the Lender.

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

      (l) Formation of Subsidiaries. Organize or invest in any Subsidiary.

      (m) Partnerships, Etc. Become a general or limited partner in any general or limited partnership or party to any joint venture, except for exploration or mining partnerships or joint ventures that require expenditures or Investments, or the incurrence of liabilities or monetary obligations, by a Loan Party of no more than $250,000 in the aggregate per year.

      (n) Hedge Transactions. (i) Enter into any Hedge Agreements covering more than 70% of the scheduled monthly production of Gold from the Mine determined by reference to the Life of the Mine Plan and (ii) novate the Gold Hedge Agreements unless and until the condition precedents specified in Sections 4.02(a)(iv),
(v), (vi), (vii) and (viii) have been satisfied;

      (o) Capital Expenditures. Following the Economic Completion Date, make any Capital Expenditures other than Capital Expenditures contemplated by the Life of Mine Plan or the Operating Budget, or as otherwise approved by the Independent Engineer or the Lender.

      (p) Additional Contracts. Enter into or permit to exist any Contractual Obligation other than (i) the Loan Documents, (ii) the Project Agreements, (iii) agreements, arrangements, understandings or dealings entered into in the ordinary course of business and which could not reasonably be expected to result in liability or cost to it of more than U.S.$250,000 in the aggregate in any year, or (iv) to the extent reflected in or required by the Construction Budget, the Operating Budget or the Life of Mine Plan; provided that (A) any such Contractual Obligation that is entered into with any Affiliate complies with
Section 7.01(k), and (B) no such Contractual Obligation (other than this Agreement or any other Loan Document) shall (1) limit its ability to create, incur, assume or suffer to exist Liens on its property or assets, or (2) require the grant of a Lien by it to secure such Contractual Obligation.

      (q) Equity Interests.

            (i) Issue or sell any additional Equity Interests in it other than additional issuances or sales to the Guarantor or the Pledgor of additional Equity Interests that are pledged to the Lender.

            (ii) Issue or authorize to be issued any certificates representing any of its Equity Interests.

            (iii) Permit any Person to become, after the date hereof, a holder of any Equity Interests in it other than the Guarantor and the Pledgor.

            (iv) with respect to the Guarantor only, cause or permit to be issued or sold any additional Equity Interests in the Pledgor or the Borrowers other than additional issuances or sales to the Guarantor or the Pledgor of additional Equity Interests that are pledged to the Lender.

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

      (r) Insolvency Proceedings. Commence or consent to any Insolvency Proceeding in respect of itself.

      (s) ERISA. Maintain or contribute to (or have any obligation to contribute to) or permit any ERISA Affiliate to maintain or contribute to (or have any obligation to contribute to), any ERISA Plan.

      (t) Powers of Attorney. Execute or deliver any powers of attorney, including, without limitation, any general powers of attorney for acts of domain (poderes generales para actos de dominio), other than any such powers of attorney necessary for the business of the Borrowers in the ordinary course of business; provided, however, that such powers of attorney shall otherwise be consistent with its obligations under this Agreement and the other Transaction Documents.

      (u) Accounts. Maintain any deposit or security accounts other than the Accounts or the Unrestricted Account.

                                   ARTICLE IX
                               FINANCIAL COVENANTS

      Section 9.01 Borrowers' Financial Covenants. So long as the Lender shall have any Commitment hereunder, any Secured Hedge Agreement shall be in effect or any Loan or other Secured Obligations hereunder or under any other Loan Document which is accrued and payable shall remain unpaid or unsatisfied, the Borrowers, shall:

      (a) Debt Service Coverage Ratio. Maintain as of any date of determination a Debt Service Coverage Ratio of not less than 1.2:1.0.

      (b) Projected Debt Service Coverage Ratio. Maintain as of any date of determination a Projected Debt Service Coverage Ratio of not less than 1.2:1.0 for the relevant Annual Period.

      (c) Loan Life Coverage Ratio. Maintain as of any date of determination, a Loan Life Coverage Ratio of at least 1.6:1.0.

      (d) Project Life Coverage Ratio. Maintain as of any date of determination, a Project Life Coverage Ratio of at least 2.0:1.0.

      (e) Minimum Reserve Tail. Maintain, as of any date of determination, a Minimum Reserve Tail of at least 30%, which, for the avoidance of doubt, on the date of this Agreement is 76,800 Ounces of Gold.

      Section 9.02 Guarantor's Financial Covenants. So long as the Lender shall have any Commitment hereunder, any Secured Hedge Agreement shall be in effect or any Loan or other Secured Obligations hereunder or under any other Loan Document which is accrued and payable shall remain unpaid or unsatisfied, the Guarantor, shall, (a) maintain a minimum liquidity of $1,000,000 at all times prior to November 15, 2006, (b) maintain a minimum liquidity of $1,500,000 at all times after November 15, 2006 to (but excluding) the Economic Completion Date and (c) for each month on and after the Economic Completion Date, maintain an average minimum liquidity of $500,000 for such month.

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                                    ARTICLE X
                              REPORTING, NOTICE AND
                            CALCULATION REQUIREMENTS

      Section 10.01 Reporting Requirements. So long as the Lender shall have any Commitment hereunder, any Secured Hedge Agreement shall be in effect or any Loan or other Secured Obligations hereunder or under any other Loan Document which is accrued and payable shall remain unpaid or unsatisfied, the Borrowers shall:

      (a) Construction Progress Reports. Deliver to the Lender, no later than tenth (10th) day of each calendar month prior to Physical Completion, a summary of construction of the Mine during the immediately preceding calendar month (each, a "Construction Progress Report"), describing (i) physical progress and expenditures during such month, (ii) cumulative expenditures through the end of such month, together with a comparison of the same against the Construction Budget, (iii) the Borrowers' then current estimate of construction-related expenditures by month through Physical Completion, (iv) the Borrowers' then current estimates of total costs and construction-related expenditures anticipated to be incurred prior to Physical Completion and the anticipated Physical Completion Date and Economic Completion Date, (v) any material non-compliance with the Environmental Management Plan, and (vi) any fact or occurrence of which the Borrowers are aware that could reasonably be expected to
(A) increase the total capital costs of the Project above those set forth in the Construction Budget, (B) delay the Physical Completion Date beyond the Scheduled Physical Completion Date, (C) delay the Economic Completion Date beyond the Scheduled Economic Completion Date or (D) have, either individually or in the aggregate, a Material Adverse Effect.

      (b) Operating Reports. Deliver to the Lender, as soon as available, but in any event no later than fifteen (15) days after the end of each calendar month occurring after the first 5,000 tons of ore have been placed on the Project's leach pad, a summary of operations for each such calendar month and a summary of the calendar year-to-date operations, in each case including comparisons to the Operating Budget and the Financial Model, including information in reasonable detail concerning: (A) Mine production during such calendar month, (B) Hedge Agreements in effect during such calendar month and any deliveries or payments made thereunder, (C) any adjustments made to any pricing formula or component thereof in any Hedge Agreement during such fiscal quarter, (D) the Borrowers' inventory of Gold (i) on the leach pads, (ii) in solution, (iii) in the adsorption-desorption-recovery plant or (iv) in dore, in each case at the end of such calendar month, (E) the Ounces of Gold shipped from the Mine during such calendar month, (F) Project Revenues received during such calendar month, (G) Operating Costs paid during such calendar month, (H) any Capital Expenditures paid during such calendar month, (I) the Borrowers' most recent cash planning forecast by month covering at least the next six (6) months, (J) any material developments that occurred during such calendar month in Mine operations which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (K) a description of any material noncompliance with Project Approvals and Agreement Approvals or the Environmental Management Plan, and (L) without duplication of any of the foregoing, a description of any defects or malfunctions at the Mine that have had, or could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on actual or expected Operating Costs and Project Revenues or on Mining Reserves.

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

      (c) Updated Life of Mine Plan and Financial Model.

            (i) On or prior to each February 28th, the Borrowers shall deliver to the Lender an updated Life of Mine Plan and Financial Model. Each updated Life of Mine Plan and Financial Model delivered pursuant to this clause (c) shall (A) set forth the expected economic life of the Mine, (B) update the Mining Reserves and estimate the expected Gold production of the Mine through the expected economic life of the Mine, (C) prior to the Physical Completion Date, include an update to the construction plan and Construction Budget, (D) subsequent to the Physical Completion Date, include an annual Operating Budget and operating plan, which shall consist of (1) fair and good faith reasonable Dollar- and Peso-denominated estimates of Project Revenues and Operating Costs on an individual line item basis and Debt Service and pro forma cash flow projections for each month covered by such Operating Budget, (2) a summary of the Mine's major maintenance schedule to the end of the then current long-term major maintenance cycle (and any related scheduled cessation of mining activities), (3) the Borrowers' fair and good faith reasonable estimates of the costs of such maintenance and its envisioned effect on the Mine's operations, and (4) the Project's program for spare parts (including the proposed suppliers thereof and prices therefor, inventory management and fuel supply management) and (5) such other information as may be reasonably requested by the Lender, (E) address any other matters associated with the Project as the Lender or the Independent Engineer may reasonably request, and (F) be accompanied by an Officer's Certificate of a Borrower stating that the updated Life of Mine Plan and the updated Financial Model, and its underlying models and assumptions, (1) were prepared in good faith by the Borrowers, (2) are based upon assumptions and projections that are consistent with the requirements of the Transaction Documents, the Agreement Approvals, the Project Approvals and Applicable Law and that the Borrowers consider to be reasonable in light of the conditions existing as of the delivery of such updated Life of Mine Plan and Financial Model, and (3) represent the Borrowers' best estimate of the information set forth therein as of the date of delivery.

            (ii) No later than thirty (30) days after receipt of the updated Life of Mine Plan and Financial Model, the Lender shall approve such Life of Mine Plan and Financial Model or shall advise the Borrowers of any changes thereto reasonably necessary for approval by the Lender. Until such time as the Lender has approved the updated Life of Mine Plan or Financial Model, the then existing Life of Mine Plan and Financial Model shall continue to apply for all purposes of this Agreement and the other Loan Documents. If the Lender objects to such updated Life of Mine Plan or Financial Model and the Borrowers and the Lender are unable to agree on revisions to the Life of Mine Plan or the Financial Model, then such dispute will be resolved as set forth in Section 1.07(b).

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

      (d) Financial Statements.

            (i) Deliver to the Lender, in form and detail satisfactory to the Lender, as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Loan Parties a consolidated balance sheet of each of the Loan Parties as at the close of such fiscal quarter period, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of such Loan Party's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous year, all in reasonable detail and certified by a Responsible Officer of such Loan Party as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of such Loan Party in accordance with Applicable GAAP and reconciled to U.S. GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

            (ii) Deliver to the Lender, in form and detail satisfactory to the Lender, as soon as available, but in any event within one hundred twenty
      (120) days after the end of each fiscal year of the Loan Parties, a consolidated balance sheet of each of the Loan Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with Applicable GAAP and reconciled to U.S. GAAP, audited, which opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, together with an Officer's Certificate of such Loan Party to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of such Loan Party.

      (e) Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to it:

            (i) concurrently with the delivery of the financial statements referred to in Section 10.01(d)(i) and 10.01(d)(ii), a duly completed Compliance Certificate signed by a Responsible Officer of the relevant Loan Party and, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrowers shall also provide, if necessary for the determination of compliance with Section 9.01, a statement of reconciliation conforming such financial statements to Applicable GAAP;

            (ii) promptly after any request by the Lender, and subject to any applicable confidentiality restrictions, copies of any detailed audit reports, management letters or recommendations submitted to the board of managers (or the audit committee of the board of managers) of either of the Borrowers in connection with the accounts or books of such Borrower, or any audit of such Borrower;

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

            (iii) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any of the Loan Parties may file or be required to file with any Governmental Authority, and in any case not otherwise required to be delivered to the Lender pursuant hereto;

            (iv) as soon as available and in any event within thirty (30) days after the end of each fiscal year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrowers and containing such additional information as the Lender may reasonably specify;

            (v) promptly and in any event within five (5) Business Days after receipt thereof by the Borrowers, copies of each material notice or other material correspondence received from any Governmental Authority regarding the Borrowers or the Mine;

            (vi) promptly upon receipt thereof, copies of all material notices, requests and other documents received by the Borrowers under or pursuant to any Material Project Agreement, any Support Instrument related to any Material Project Agreement, Real Estate Rights Agreement, Affiliate Contract or other material instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of the Borrowers or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any Material Project Agreement, any Support Instrument related to any Material Project Agreement, Real Estate Rights Agreement, Affiliate Contract or other material instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Lender, such information and reports regarding the Material Project Agreements, the Support Instruments related to any such Material Project Agreements, Real Estate Rights Agreement, Affiliate Contracts or other material instrument, indenture, loan or credit or similar agreement as the Lender may reasonably request;

            (vii) promptly after the assertion or occurrence thereof, notice of any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement received by the Borrowers and relating in any way to any applicable Environmental Law or Environmental Permit or to a release of Hazardous Material from, or threat to health and safety or the environment at, the Mine, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages with respect to the Mine and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief against, or of any non-compliance by the Borrowers with, any applicable Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

            (viii) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

      (f) Independent Engineer Reports. (i) Cooperate with the Independent Engineer so that the Independent Engineer may review the Borrowers' Construction Progress Report and prepare and provide the IE Construction Report to the Lender no later than twenty-five (25) days after the end of each month, and (ii) from time to time, deliver to the Independent Engineer any information or documentation that the Independent Engineer may reasonably request.

      (g) Additional Project Agreements, Etc. Promptly after the execution and delivery thereof, but in any event within five (5) Business Days, deliver to the Lender copies of any Additional Project Agreement or any new Support Instrument, Real Estate Rights Agreement or Hedge Agreement entered into from time to time in accordance with this Agreement after the Closing Date (together with, as promptly as practicable thereafter, an English translation of any document originally delivered in a language other than English), accompanied in the case of any Additional Project Agreement by an Officer's Certificate of a Borrower to a similar effect to the Officer's Certificate delivered pursuant to Sections 4.01(a)(iv).

      (h) Agreement Approvals, Etc. Promptly upon receipt thereof, but in any event within five (5) Business Days, deliver to the Lender copies of any Agreement Approvals or Project Approvals or other material approvals, franchises, licenses, permits, approvals, consents, easements, leases, rights of way, other real property rights and other rights related to the Project, including any amendments or supplements thereto or modifications thereof (together with, as promptly as practicable thereafter, an English translation of any document originally delivered in a language other than English), accompanied by an Officer's Certificate of a Borrower to a similar effect to the Officer's Certificate delivered pursuant to Section 4.01(a)(v).

            (i) Notices. Promptly notify the Lender of:

            (i) the occurrence of any Prospective Event of Default or Event of Default;

            (ii) any material default (including any payment default) under, or any material amendment or termination of, any Material Project Agreement;

            (iii) any action, suit, investigation, litigation or proceeding that is instituted or, to its knowledge threatened, against the Borrowers, any other Loan Party or Material Project Party that (A) could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) purports to affect the Project or the ability of the Borrowers, any other Loan Party or Material Project Party to perform their respective obligations under any of the Transaction Documents, or (C) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated hereby or thereby;

            (iv) any deficiency in production of Gold in any three (3) month period which results in a production level for such three (3) month period which is less than 80% of the production level of Gold contemplated for such three (3) month period by the Life of Mine Plan;

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

            (v) the incurrence of Operating Costs in any three (3) month period to the extent such incurrence exceeds 120% of Operating Costs budgeted for such three month period pursuant to the then-applicable Operating Budget;

            (vi) the occurrence of any Casualty Event;

            (vii) any notice of cancellation of, threatened cancellation of, or change in, the insurance policies maintained by or on behalf of the Borrowers in respect of the Mine;

            (viii) any material change in accounting policies or financial reporting practices by the Borrowers;

            (ix) the receipt of any Insurance Proceeds;

            (x) the occurrence of any Expropriatory Event;

            (xi) the occurrence of any Insolvency Proceeding;

            (xii) the occurrence of any labor or employee issues with respect to the Borrowers or the Mine that could reasonably be expected to have a Material Adverse Effect;

            (xiii) the occurrence of any event which could reasonably be likely to delay either the Physical Completion Date or the Economic Completion Date from occurring on or prior to the Scheduled Physical Completion Date or the Scheduled Economic Completion Date; and

            (xiv) of any other matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including a breach or non-performance of, or any default under, a Contractual Obligation of a Borrower.

      Section 10.02 Preparation of Environmental Reports. The Borrowers shall, at the reasonable request of the Lender from time to time (with such request to be made no more than once per year unless an Event of Default has occurred and is continuing), provide to the Lender within sixty (60) days after such request, at the expense of the Borrowers, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Lender, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Lender determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Lender may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and the Borrowers hereby grant at the time of such request to the Lender, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment, subject to the inspection conditions set forth in
Section 7.01(f).

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

      Section 10.03 Calculation of Financial Ratios. On each Calculation Date, calculate the Projected Debt Service Coverage Ratio for the relevant Annual Period, the Project Life Coverage Ratio and the Loan Life Coverage Ratio for the relevant period, and the Debt Service Coverage Ratio and the Minimum Reserve Tail as of such Calculation Date, which calculations shall be confirmed by the Lender.

      Section 10.04 Translations. If any notice, certificate, instrument, communication or other document required to be delivered to any Person pursuant to this Article X is not originally executed, delivered or given in English, the Borrowers shall concurrently with the delivery of such document, additionally provide to such Person a certified English translation thereof.

                                   ARTICLE XI
                                    INSURANCE

      Section 11.01 Required Insurance The Borrowers shall procure or cause others to procure at their own expense and maintain in full force and effect (a) at all times on and after the Closing Date until the earlier of (i) one day prior to the Initial Funding Date and (ii) one day prior to the novation of the Gold Hedge Agreements, the insurance listed on Schedule 5.01(cc) and (b) thereafter, such other insurance policies as may be reasonably required by the Lender, it being understood that the Lender shall take into account the form and amounts of insurance that are customarily provided for Borrowers and project facilities of a similar type and scale and the availability and cost of such coverage (including premiums, deductibles and exclusions) (the "Required Insurance"). All Required Insurance shall name Lender as an additional insured and as sole loss payee with respect to any claim payments.

      Section 11.02 Application of Insurance Proceeds. Insurance Proceeds shall be applied as follows:

      (a) Third-Party Liability. Any sum paid, whether by an insurer or otherwise, in settlement of a liability to a third party shall be paid to the Person to whom the liability shall have been incurred or, if such liability shall have been paid by the insured party, to, or to the order of, the insured party.

      (b) Business Interruption Insurance Proceeds. Business Interruption Insurance Proceeds shall be paid by the insurer or reinsurer to the Lender as contemplated in Section 6.04(b) to be deposited into, or credited to, the Offshore Revenues and Disbursement Account, for application as provided in
Article VI.

      (c) Insurance Proceeds. Any Insurance Proceeds shall be paid by the insurer or reinsurer to the Lender as contemplated in Section 6.04(b), to be deposited into, or credited to, the Insurance Proceeds Account for application as follows:

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

            (i) if no Event of Default has occurred and is Continuing and the net proceeds received by the Lender in respect of any Casualty Event are less than U.S.$2,000,000, the Lender shall transfer portions of such sum from the Insurance Proceeds Account to the Offshore Operating Account from time to time upon the request of the Borrowers for the purpose of making payments required to finance the repair, reconstruction or replacement of the damaged property; and

            (ii) if (A) any Event of Default has occurred and is Continuing or
      (B) the net proceeds received by the Lender in respect of any Casualty Event are greater than or equal to U.S.$2,000,000, on the next occurring Quarterly Date, the Lender shall apply the funds as a mandatory prepayment of the Loans in accordance with Section 2.03; provided that if the Lender in its sole discretion determines that the Borrowers may repair, reconstruct or replace the damaged property, such amounts shall be made available to the Borrowers in accordance with clause (i) above.

            (iii) Control by Lender. Notwithstanding anything in this Section
      11.02 to the contrary, if any Prospective Event of Default or Event of Default shall have occurred and be Continuing, any funds on deposit in, or credited to, the Insurance Proceeds Account shall be applied in the sole discretion of the Lender.

                                   ARTICLE XII
                             [INTENTIONALLY OMITTED]

                                  ARTICLE XIII
                         EVENTS OF DEFAULT AND REMEDIES

      Section 13.01 Events of Default. Any of the following shall constitute an "Event of Default":

      (a) Nonpayment. Any Borrower fails to pay (i) when and as required to be paid herein, or pursuant to any Secured Hedge Agreement, any amount of principal of any Loan or corresponding amount due under any Secured Hedge Agreement, or
(ii) (except as specified in Section 13.01(a)(i)) within three (3) days after the same becomes due, any interest on any Loan or any fee or obligation due hereunder or under any Secured Hedge Agreement, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Transaction Document, or in any document executed by the Borrowers and delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed to be made; or

      (c) Covenants. Any Loan Party fails to perform or observe any covenant or agreement (not specified in Section 13.01(a)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or

      (d) Insolvency Proceedings. Any Insolvency Proceeding occurs with respect to any of the Loan Parties; or

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

      (e) Cross-Default. Any Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder or under any Secured Hedge Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

      (f) Judgments. There is entered against either of the Borrowers or, the Guarantor, (i) a judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (unless it is covered by insurance provided by an insurer that complies with Article XI of this Agreement, such insurer has been notified of the potential claim and has not disputed coverage for a period in excess of 90 days), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgments are not dismissed or discharged and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of fifteen (15) days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (g) Invalidity of Loan Documents. Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Transaction Document; or any Loan Party or Material Project Party denies that it has any or further liability or obligation under any Transaction Document, or purports to revoke, terminate or rescind any Transaction Document; or

      (h) Change of Control. The Guarantor and the Pledgor (i) shall collectively cease to own and control legally and beneficially, either directly or indirectly, Equity Interests in each of the Borrowers representing 100% of the combined voting power of all of the Equity Interests entitled to vote for members of the board of managers or equivalent governing body of the Borrowers on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right) or
(ii) shall have granted any contractual right of control to any Person over the management or policies of, or Equity Interests in, the Borrowers; or

      (i) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.02(a)(ii) through (iv) or 7.01(q) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby, other than Permitted Liens;

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      (j) Material Adverse Effect. Any event or circumstance shall arise which shall have a Material Adverse Effect; or

      (k) Material Project Agreements. (i) The Borrowers or any Material Project Party fails to perform or observe, in any material respect, any material term, covenant or agreement contained in any Material Project Agreement and, if such failure to perform or observe is of a nature such that it can be remedied, such failure to perform or observe shall continue unremedied beyond any applicable cure period set forth therein, unless the same is subject to a Contest; or (ii) any default or event of default shall have occurred and be continuing under any Material Project Agreement and such default or event of default shall continue unremedied beyond any applicable cure period set forth therein, unless the same is subject to a Contest; or

      (l) Abandonment. Abandonment shall have occurred; or

      (m) Failure to Achieve Physical Completion. The Project shall fail to achieve Physical Completion by the Scheduled Physical Completion Date; or

      (n) Failure to Achieve Economic Completion. The Project shall fail to achieve Economic Completion by the Scheduled Economic Completion Date; or

      (o) Expropriation. An Expropriatory Event shall have occurred and such event is not withdrawn, rescinded, revoked or reversed within thirty (30) days thereof or is not subject to a stay pending appeal for a period of more than thirty (30) days.

      Section 13.02 Remedies upon Default.

      (a) Acceleration, Etc. If any Event of Default occurs and is Continuing, the Lender may take any or all of the following actions:

            (i) declare the Commitment to make Loans to be terminated, whereupon such Commitment and obligations shall be terminated; and

            (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

provided, however, that upon the occurrence of any Insolvency Proceeding with respect to either of the Borrowers, the obligation of the Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable.

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      (b) Actions with Respect to the Accounts. If any Prospective Event of
Default occurs and is Continuing, the Offshore Account Holder and the Borrowers, at the direction of the Lender (or such Person or Persons as the Lender may designate), shall take the actions in respect of the Accounts required by
Section 6.06(b);

      (c) Operation and Maintenance. The Lender shall have the right (but not the obligation) to allow the management of the Borrowers to continue performing their respective duties or to require the Borrowers to appoint a manager on terms and conditions acceptable to the Lender, for the purpose of performing such services for, and rendering such assistance on behalf of, the Borrowers as is required by the Lender. In the latter case, the manager may be a Person who shall become an employee of, or consultant to, the Borrowers or may be another Person which enters into a management or operations contract with the Borrowers.

      Section 13.03 Right of Setoff. The Borrowers hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder or under any other Loan Document, to charge from time to time against any or all of the Borrowers' accounts with the Lender any amount so due.

                                   ARTICLE XIV
                             [INTENTIONALLY OMITTED]

                                   ARTICLE XV
                                  MISCELLANEOUS

      Section 15.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the applicable Loan Party and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 15.02 Notices and Other Communications; Facsimile Copies.

      (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the address, telecopier number or electronic mail address, as applicable, specified for such Person on Schedule 15.02, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number specified for such Person on
Schedule 15.02.

      (b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

      (c) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Lender and its Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers if given in accordance with this Agreement. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.

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

      Section 15.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      Section 15.04 Expenses; Indemnity; Damage Waiver.

      (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender, and shall pay all fees and time charges for attorneys who may be employees of the Lender and of the Independent Engineer, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 15.04, including in connection with any workout, restructuring or negotiations in respect of the Loans. After the Closing Date, the Borrowers shall pay or reimburse Lender for the reasonable out-of-pocket costs and expenses of an annual site visit to the Project by a maximum of two
(2) people or by the Independent Engineer prior to or after Economic Completion in connection with this Agreement.

      (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Lender and its Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers, or any Environmental Liability related in any way to the Borrowers, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further, that (i) each Indemnitee shall notify the Borrowers in writing upon becoming aware of the initiation of any claims against it, (ii) the Borrowers shall be entitled to participate in the defense of any such claim and, if the Borrowers so chooses, to assume the defense, at the Borrowers' expense, of any such claim with counsel selected by the Borrowers (it being understood that any Indemnitee shall have the right to participate in such defense and employ counsel separate from the counsel employed by the Borrowers, and that such counsel shall be at the expense of such Indemnitee unless such Indemnitee shall have been advised by counsel that there may be legal defenses available to it that are inconsistent with or in addition to those available to the Borrowers, in which case the reasonable fees and expenses of such counsel shall be at the Borrowers' expense) and (iii) no Indemnitee shall settle any such claim without the Borrowers' prior written consent (such consent not to be unreasonably withheld).

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

      (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (d) Payments. All amounts due under this Section 15.04 shall be payable not later than ten (10) Business Days after demand therefor.

      Section 15.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

      Section 15.06 Successors and Assigns.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (b) of this
Section 15.06 and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Participations. The Lender may at any time, without the consent of, or notice to, the Borrowers, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers' Affiliates) (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03, 3.04 and 15.08 to the same extent as if it were the Lender.

      (c) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

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

      (d) Assignments. The Lender may, with the consent of the Borrowers, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the Lender's rights and obligations under this Agreement, (ii) the parties to each such assignment shall execute and deliver to the Lender an Assignment and Transfer, together with any Note or Notes subject to such assignment and (iii) such assignment shall not, without the consent of such Borrower, require a Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Transfer, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Transfer, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement. By executing and delivering an Assignment and Transfer, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Transfer; (iii) such assignee will, independently and without reliance upon the Lender assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assignee confirms that it is an Eligible Assignee; (v) such assignee appoints and authorizes the Initial Lender to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Lender by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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

      Section 15.07 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this
Section 15.07, to (i) any Participant in any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 15.07 or (ii) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrowers; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from the Lender). In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Lender in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Borrowings. For the purposes of this Section 15.07, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section 15.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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

      Section 15.08 Right of Setoff. If an Event of Default shall have occurred and be Continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Party may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section 15.08 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrowers promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      Section 15.09 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 15.10 Survival. Notwithstanding anything in this Agreement to the contrary, Article III, Sections 15.04, 15.14, 15.17, 15.18 and 15.19 shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Prospective Event of Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Secured Obligation hereunder or under any other Loan Document shall remain unpaid or unsatisfied.

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      Section 15.11 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 15.12 Consultants.

      (a) Removal of Consultants. The Lender may, in its sole discretion, remove any of the Consultants. If any of the Consultants is removed or resigns and thereby ceases to act for purposes of this Agreement and the other Loan Documents, the Lender may designate a replacement firm (each, a "Replacement Consultant") with the prior consent of the Borrowers, not to be unreasonably withheld (such consent not to be required during the continuance of a Prospective Event of Default or Event of Default).

      (b) Consultants' Fees and Expenses. The Borrowers shall reimburse each of the Consultants for the reasonable fees and documented expenses of such Consultant retained on behalf of the Lender pursuant to this Section 15.12, including, without limitation, the semiannual and annual reports to be provided by any of the Consultants as contemplated by Sections 10.01(f) and 10.01(g) and any dispute resolution provided by the Independent Engineer pursuant to Section 1.07(b).

      (c) Certifications by Consultants. In all cases in which this Agreement provides for any Consultant to "agree," "approve," "certify" or "confirm" any report or other document or any fact or circumstance, such Consultant may make the determinations and evaluations required in connection therewith based upon information provided by the Borrowers or other sources reasonably believed by such Consultant, to be knowledgeable and responsible, without independently verifying such information; provided that, notwithstanding the foregoing, such Consultant shall engage in such independent investigations or findings as it may from time to time deem necessary in its reasonable discretion to support the determinations and evaluations required of it.

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      Section 15.13 Benefits of Agreement. Nothing in this Agreement or any other Loan Document, express or implied, shall give to any Person, other than the parties hereto, and each of their successors and permitted assigns under this Agreement or any other Loan Document, any benefit or any legal or equitable right or remedy under this Agreement.

      Section 15.14 Judgment Currency.

      (a) Obligation to Pay in Dollars. The Borrowers' obligations under this Agreement or any of the other Loan Documents to make payment in Dollars (the "Obligation Currency"), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt of the full amount of the Obligation Currency expressed to be payable under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrowers in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which the Lender could purchase Dollars with such Judgment Currency in accordance with normal banking procedures in New York City, State of New York, United States, with respect to Dollars as of the day (or, if such day is not a Business Day, on the next succeeding Business Day) on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

      (b) Additional Amounts. If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due from the Borrowers, the Borrowers covenant to pay, or cause to be paid, such additional amounts, if any (but, in any event, not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the applicable rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award against it at the rate of exchange prevailing on the Judgment Currency Conversion Date. If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due that results in the Borrowers paying an amount in excess of that necessary to discharge or satisfy any judgment against it, the Lender shall transfer or cause to be transferred to the Borrowers the amount of such excess (net of any Taxes and reasonable and customary costs incurred in connection therewith).

      (c) Determination of Amount. For purposes of determining the applicable currency equivalent or other rate of exchange under this Section 15.14, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

      Section 15.15 Language; Spanish Translation. The Spanish translation of this Agreement and any other Loan Document prepared by the Borrowers and delivered pursuant to Section 7.01(o) shall be the agreed Spanish translation hereof for all purposes. Such translation and no other shall be used in any proceeding in Mexico. For all purposes, the English language version hereof shall be the original instrument and, in case of a conflict between the English and the Spanish versions, the English version shall control.

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      Section 15.16 USA PATRIOT Act Notice. The Lender hereby notifies the
Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the Act.

      Section 15.17 Governing Law; Jurisdiction; Etc.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES.

      (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO (I) THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR (II) THE COURTS OF ITS DOMICILE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT; EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE JURISDICTION OF ANY OTHER COURTS TO SUCH ACTION OR PROCEEDING; EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

      (c) WAIVER OF VENUE. THE LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 15.17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) Appointment of Process Agent and Service of Process. (i) The Offshore Account Holder hereby irrevocably appoints CT Corporation System with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Offshore Account Holder in care of the Process Agent at the Process Agent's above address, and the Offshore Account Holder irrevocably authorizes and directs the Process Agent to accept such service on its behalf. (ii) Each of the Borrowers hereby irrevocably appoints the Guarantor with an office on the date hereof at 76 Beaver Street, 26th Floor, New York, New York 10005, United States of America, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrowers in care of the Guarantor at the Guarantor's above address, and each of the Borrowers irrevocably authorizes and directs the Guarantor to accept such service on its behalf.

      (e) Immunity. To the extent that either of the Borrowers has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Loan Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 15.17(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

      Section 15.18 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.18.

      Section 15.19 Joint and Several Liability. Each of the Borrowers acknowledges that (i) it is a co-borrower hereunder and shall be jointly and severally, with the other Borrower, directly and primarily liable for the Secured Obligations regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans or other extensions of credit received or the manner in which the Lender accounts for such Loans or other extensions of credit on its books and records, (ii) each of the Secured Obligations shall be secured by all of the Borrowers' collateral,
(iii) each of the Borrowers shall have the obligations of co-maker and shall be primary obligors with respect to the Loans, the Notes, and the other Secured Obligations, it being agreed that the Loans to each Borrower inure to the benefit of both Borrowers, and (iv) the Lender is relying on such joint and several liability of the Borrowers as co-makers in extending the Loans and the other extensions of credit under the Loan Documents. Each Borrower's Secured Obligations with respect to Loans and other extensions of credit made to it, and each Borrower's Secured Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans and other extensions of credit made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Secured Obligations shall be primary obligations of each Borrower. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Secured Obligation payable by it to the Lender, it will forthwith pay the same, without notice of demand. Notwithstanding anything to the contrary contained in this Agreement, the Lender shall be entitled to rely upon any Loan Notice or other request, notice or other communication received by it from any Borrower on behalf of both Borrowers, and shall be entitled to treat its giving of any notice hereunder pursuant to Section 15.02 hereof as notice to each and all Borrowers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  MINERA SANTA RITA S. DE R.L. DE C.V.

                                  By:  /s/ Gifford A. Dieterle
                                      -----------------------------------------
                                  Name:  Gifford A. Dieterle
                                  Title: Director General (CEO)


                                  ORO DE ALTAR S. DE R.L. DE C.V.

                                  By:  /s/ Gifford A. Dieterle
                                      -----------------------------------------
                                  Name: Gifford A. Dieterle
                                  Title: President


                                  CAPITAL GOLD CORPORATION

                                  By:  /s/ Jeffrey W. Pritchard
                                      -----------------------------------------
                                  Name: Jeffrey W. Pritchard
                                  Title: Vice President


                                  STANDARD BANK PLC

                                  By:  /s/ PC Stevens
                                      -----------------------------------------
                                  Name: PC Stevens
                                  Title: Senior Manager

                                  By:  /s/ Colin Wilson
                                      -----------------------------------------
                                  Name: Colin Wilson
                                  Title: Senior Manager


                                  STANDARD BANK PLC, as Offshore Account Holder

                                  By:  /s/ PC Stevens
                                      -----------------------------------------
                                  Name: PC Stevens
                                  Title: Senior Manager

                                  By:  /s/ Colin Wilson
                                      -----------------------------------------
                                  Name: Colin Wilson
                                  Title: Senior Manager

                                  BORROWERS:
                                  ----------

                                  MINERA SANTA RITA S. DE R.L. DE C.V.

                                  By:  /s/ Jeffrey W. Pritchard
                                      -----------------------------------------
                                  Name: Jeffrey W. Pritchard
                                  Title: Vice President


                                  By:  /s/ Gifford A. Dieterle
                                      -----------------------------------------
                                  Name: Gifford A. Dieterle
                                  Title:

                                  Address for Notices:

                                  Minera Santa Rita S. de R.L. de C.V.
                                  c/o Capital Gold Corporation
                                  76 Beaver Street, 26th Floor
                                  New York, NY 10005
                                  Attn: Jeff Pritchard


                                  ORO DE ALTAR S. DE R.L. DE C.V.

                                  By:  /s/ Jeffrey W. Pritchard
                                      -----------------------------------------
                                  Name: Jeffrey W. Pritchard
                                  Title: Vice President


                                  By:  /s/ Gifford A. Dieterle
                                      -----------------------------------------
                                  Name: Gifford A. Dieterle
                                  Title:


                                  Oro de Altar S. de R.L. de C.V.
                                  c/o Capital Gold Corporation
                                  76 Beaver Street, 26th Floor
                                  New York, NY 10005
                                  Attn: Jeff Pritchard

      IN WITNESS WHEREOF, the Company has caused this Warranty to be duly executed by its authorized officer as of the date first indicated above.


                                  CAPITAL GOLD CORPORATION

                                  By:  /s/ Jeffrey W. Pritchard
                                      -----------------------------------------
                                  Name: Jeffrey W. Pritchard
                                  Title: Vice President